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                           PURCHASE AND SALE AGREEMENT



         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made this 3rd day of May, 1996, by and among 730 CAL HOTEL PROPERTIES II, Inc., a Delaware corporation, 730 GEORGIA HOTEL PROPERTIES I, INC., a Delaware corporation, 730 MASS HOTEL PROPERTIES I, INC., a Delaware corporation, 730 MO HOTEL PROPERTIES I, INC., a Delaware corporation, 730 MINN HOTEL PROPERTIES I, INC., a Delaware corporation, 730 PENN. HOTEL PROPERTIES I, INC., a Delaware corporation, CAL HOTEL PROPERTIES I ASSOCIATES, a California general partnership, and MRC PROPERTIES, INC., a Delaware corporation (as "Sellers"), and SLT REALTY LIMITED PARTNERSHIP, a Delaware Limited Partnership ("SLT"), and SLC OPERATING LIMITED PARTNERSHIP, a Delaware Limited Partnership ("SLC"), jointly (SLT and SLC are collectively hereinafter referred to as "Buyer").


                                  WITNESSETH:

         In consideration of the Earnest Money Deposit (as that term is hereinafter defined) and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Sellers, Buyer and Escrow Agent hereby agree as follows:


                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. For the purposes of this Agreement (including all of the Exhibits and Schedules attached hereto), the following terms will have the meanings ascribed thereto below:

         "Acknowledgment and Assumption Agreement" has the meaning set forth in
Section 2.10 hereof.

         "ADA" means Title III of the Americans with Disabilities Act of 1990, as amended, together with all rules and regulations now or hereafter promulgated thereunder.

         "Additional Earnest Money Deposit" has the meaning set forth in Section
3.2.4 hereof.

         "Adverse Title Claim" has the meaning set forth in Section 4.3.1 hereof.

         "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.
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         "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income tax law).

         "Alcoholic Beverage Licensing Agency" means all of the governmental agencies, authorities, boards, and other bodies which have the authority to license the sale and consumption of alcoholic beverages in each of the jurisdictions in which the Hotels are located.

         "Allocation Schedule" has the meaning set forth in Section 3.1 hereof.

         "Approved Group Receivables" means city ledger receivables relating to airline crew bookings or cruise line group bookings.

         "As Is" has the meaning set forth in Section 5.9.

         "Assignment of Intangibles" has the meaning set forth in Section 9.5.6 hereof.

         "Assignment of Management Agreement" has the meaning set forth in
Section 9.5.4 hereof.

         "Assignment of Third Party Agreements" has the meaning set forth in
Section 9.5.3 hereof

         "Assumed Liabilities" has the meaning given in Section 2.9.

         "Atlanta Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering, maintenance, guest room and housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of all kinds owned by the Atlanta Seller which are located upon and used in connection with the operation and maintenance of the Atlanta Hotel as of the Closing Date, excluding, however, any item described above that the Atlanta Seller is not permitted to transfer pursuant to the terms of the Atlanta Management Agreement.

         "Atlanta Deed" means the special or limited warranty deed to be executed and delivered by the Atlanta Seller at the Closing in the form attached hereto as Exhibit B-1 conveying title to the Atlanta Hotel, subject only to the Permitted Exceptions.

         "Atlanta Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the Atlanta Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-1 attached hereto.

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         "Atlanta FF&E" means all tangible personal property, excluding the
Atlanta Consumables, owned by the Atlanta Seller as of the Closing Date and located on the Atlanta Real Property and used in connection with the ownership, operation and maintenance of the Atlanta Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the Atlanta Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the Atlanta Seller.

         "Atlanta Hotel" means the Doubletree Hotel at Concourse located in Atlanta, Georgia, and includes collectively and without limitation, the Atlanta Real Property, the Atlanta FF & E, the Atlanta Consumables, the Atlanta Intangibles, the Atlanta Leases, the Atlanta Equipment Leases, the Atlanta Operating Agreements, the Atlanta Management Agreement, and any and all other aspects of the ownership and operation thereof.

         "Atlanta Intangibles" means all of the Atlanta Seller's rights, if any, to any telephone numbers currently in use at the Atlanta Hotel; all as built plans and specifications in the possession of the Atlanta Seller; warranties and guaranties (to the extent assignable) relating to the Atlanta Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of the Atlanta Hotel wherever located and held by the Atlanta Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the Atlanta Hotel; in each case including, without limitation, the items set forth on Schedule F-] attached hereto, excluding, however, any item described above that the Atlanta Seller is not permitted to transfer pursuant to the terms of the Atlanta Management Agreement.

         "Atlanta Leases" means those certain leases relating to space within the Atlanta Hotel as more particularly described on Schedule B-1 attached hereto.

         "Atlanta Management Agreement" means that certain Management Agreement, dated April 5, 1994, by and between the Atlanta Seller and the Atlanta Manager, relating to the management of the Atlanta Hotel.

         "Atlanta Manager" means Doubletree Hotels Corporation.

         "Atlanta Operating Agreements" means those certain service contracts and other agreements, licenses, franchises, concessions or other arrangements relating to the operation and maintenance of the Atlanta Hotel other than the Atlanta Equipment Leases, the Atlanta Lease or the Atlanta Management Agreement, and more particularly described on Schedule D-1 attached hereto.

         "Atlanta Real Property" means that certain tract of land located in Atlanta, Georgia which is more particularly described on Schedule A-1 attached hereto, together with all buildings, improvements and fixtures located thereon as of the Closing Date, and all rights,


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privileges and appurtenances pertaining thereto including all of Atlanta
Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "Atlanta Seller" means 730 Georgia Hotel Properties I, Inc.

         "Bloomington Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering, maintenance, guest room and housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of all kinds owned by the Bloomington Seller which are located upon and used in connection with the operation and maintenance of the Bloomington Hotel as of the Closing Date, excluding, however, any item described above that the Bloomington Seller is not permitted to transfer pursuant to the terms of the Bloomington Management Agreement.

         "Bloomington Deed" means the special or limited warranty deed to be executed and delivered by the Bloomington Seller at the Closing in the form attached hereto as Exhibit B-3 conveying title to the Bloomington Hotel, subject to only the Permitted Exceptions.

         "Bloomington Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the Bloomington Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-3 attached hereto.

         "Bloomington FF&E" means all tangible personal property, excluding the Bloomington Consumables, owned by the Bloomington Seller as of the Closing Date and located on the Bloomington Real Property and used in connection with the ownership, operation and maintenance of the Bloomington Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the Bloomington Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the Bloomington Seller.

         "Bloomington Hotel" means the Doubletree Grand Hotel located in Bloomington, Minnesota, and includes collectively and without limitation, the Bloomington Hotel Real Property, the Bloomington Hotel FF & E, the Bloomington Hotel Consumables, the Bloomington Hotel Intangibles, the Bloomington Hotel Leases, the Bloomington Hotel Equipment Leases, the Bloomington Hotel Operating Agreements, the Bloomington Hotel Management Agreement, and any and all other aspects of the ownership and operation thereof.

         "Bloomington Intangibles" means all of the Bloomington Seller's rights, if any, to any telephone numbers currently in use at the Bloomington Hotel; all as built plans and specifications in the possession of the Bloomington Seller; warranties and guaranties (to the extent assignable) relating to the Bloomington Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of


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the Bloomington Hotel wherever located and held by the Bloomington Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the Bloomington Hotel; in each case including, without limitation, the items set forth on Schedule F-3 attached hereto, excluding, however, any item described above that the Bloomington Seller is not permitted to transfer pursuant to the terms of the Bloomington Management Agreement.

         "Bloomington Leases" means those certain leases relating to space within the Bloomington Hotel as more particularly described on Schedule B-3 attached hereto.

         "Bloomington Management Agreement" means that certain Management Agreement, dated November, 1993, by and between the Bloomington Seller and the Bloomington Manager, relating to the management of the Bloomington Hotel, as amended.

         "Bloomington Manager" means DT Management, Inc., as successor by merger to Harbor Hotel Corporation.

         "Bloomington Operating Agreements" means those certain service contracts and other agreements, licenses, franchises, concessions or other arrangements relating to the operation and maintenance of the Bloomington Hotel other than the Bloomington Equipment Leases, the Bloomington Leases or the Bloomington Management Agreement, and being more particularly described on Schedule D-3 attached hereto.

         "Bloomington Real Property" means that certain tract of land located in Bloomington, Minnesota which is more particularly described on Schedule A attached hereto, together with all buildings, improvements and fixtures located thereon as of the Closing Date, and all rights, privileges and appurtenances pertaining thereto including all of Bloomington Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "Bloomington Seller" means 730 Minn Hotel Properties I, Inc., a Delaware corporation.

         "Bloomington Sponsorship Agreement" means that certain Mall of America Official Sponsor Agreement between the Bloomington Seller and Minntertainment Company, dated February 23, 1994, as amended.

         "Buyer's Conditions" has the meaning set forth in Section 8.1.

         "Capital Expenditures" means any expenditure for replacement, repair, improvement or addition to the Hotels which is, in accordance with generally accepted accounting principles, consistently applied, an expenditure which should be capitalized on the books and records of Seller.


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         "Capital Expenditure Deficiency" means the deficiency) if any, for all of the Hotels, computed as of the Closing Date of(a) the Capital Expenditures actually made by Sellers at the Hotels for the period January 1, 1996 through the Closing Date (excluding Capital Expenditures which were budgeted for prior years in the books and records of each Hotel but deferred until 1996), below (b) 4.75% of the aggregate Hotel Revenues for such period.

         "Capital Expenditure Excess" means the excess (other than expenditures that are attributable to the payment of any Cost of Defects) if any, for all of the Hotels, computed as of the Closing Date of (a) the Capital Expenditures actually made by Sellers at the Hotels for the period January 1, 1996 through the Closing Date (excluding Capital Expenditures which were budgeted for prior years in the books and records of each Hotel but deferred until 1996), over (b) 4.75% of the aggregate Hotel Revenues for such period.

         "Capital Lease Obligations" means all capital leases pertaining to the Hotels except those set forth on Schedule 9.3.18.

         "Casualty Notice" has the meaning set forth in Section 12.1 hereof

         "Certificate and Release" has the meaning set forth in Section 5.15 hereof.

         "Closing" has the meaning set forth in Section 9.1 hereof.

         "Closing Date" means July 15, 1996, or such earlier date as may be mutually agreed upon by the parties hereto, and subject to extension as provided in this Agreement.

         "Closing Statement" has the meaning set forth in Section 9.5.19 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means that certain Confidentiality Agreement dated February 8, 1996 and executed by Sellers and Buyer.

         "Consumables" means collectively the Atlanta Consumables, the Fort Lauderdale Consumables, the Bloomington Consumables, the San Diego Consumables, the Kansas City Consumables, the LAX Consumables, the Philadelphia Consumables, and the Waltham Consumables.

         "Continuing Inspection Period" means that period commencing upon the expiration of the Preliminary Inspection Period and ending on the expiration of the Full Inspection Period.

         "Conveyance Documents" means collectively, the Deeds, Bills of Sale, Assignments of Management Agreements, Assignments of Third Party Agreements, Assignments


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of Intangibles and LAX Assignment of Lessee's Interest, the Assignment of
Bloomington Sponsorship Agreement, and the Assignment of Fort Lauderdale License Agreement.

         "Cost of Defects" has the meaning set forth in Section 5.6.2 hereof as finally determined and adjusted.

         "Cost of Defects Refund Agreement" has the meaning set forth in Section
9.3.17 hereof.

         "Cost of Omitted Liabilities" has the meaning set forth in Section
6.2.6 hereof.

         "Deeds" means collectively the Atlanta Deed, the Fort Lauderdale Deed, the Bloomington Deed, the San Diego Deed, the Kansas City Deed, the LAX Deed, the Philadelphia Deed, and the Waltham Deed.

         "Deficiency Amount" means the sum of the Cost of Defects and the Cost of Omitted Liabilities.

         "Designated Personnel" has the meaning set forth in Section 13.17.

         "Earnest Money Deposits" has the meaning set forth in Section 3.2 hereof.

         "Earnest Money Escrow Agreement" means the escrow agreement to be entered into by and among Sellers, Buyer and Escrow Agent in substantially the same form as Exhibit L pursuant to which the Earnest Money Deposit will be held by Escrow Agent.

         "Effective Date" means May 3, 1996.

         "Eminent Domain Notice" has the meaning set forth in Section 12.2 hereof.

         "Employees" means all employees of the Hotels.

         "Environmental Laws" means collectively (a) the Resource Conservation and Recovery Act of 1976, 42 USC +SC6901 et. seq. (RCRA), as amended; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC +SC9601 et. seq. (CERCLA), as amended; (c) the Hazardous Materials Transportation Act, 49 USC +SC 1801, et. seq., as amended; (d) applicable laws of the State in which the Project is located; and (e) any federal, state or local regulations, rules or orders issued or promulgated under or pursuant to any of the foregoing or otherwise by any department, agency or other administrative, regulatory or judicial body.

         "Equipment Leases" means collectively the Atlanta Equipment Leases, the Fort Lauderdale Equipment Leases, the Bloomington Equipment Leases, the San Diego Equipment


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Leases, the Kansas City Equipment Leases, the LAX Equipment Leases, the
Philadelphia Equipment Leases, and the Waltham Equipment Leases.

         "Escrow Agent" means the Title Company, or a trust company affiliated therewith, in either case, in its capacity as escrowee under the Earnest Money Escrow Agreement.

         "Excluded Liabilities " means all liabilities of Sellers other than the Assumed Liabilities.

         ""Failure of Title" has the meaning set forth in Section 4.3 hereof.

         "FF&E" means collectively the Atlanta FF&E, the Fort Lauderdale FF&E, the Bloomington FF&E) the San Diego FF&E, the Kansas City FF&E, the LAX FF&E, the Philadelphia FF&E, and the Waltham FF&E.

         "Fort Lauderdale Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering, maintenance, guest room and housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of all kinds owned by the Fort Lauderdale Seller which are located upon and used in connection with the operation and maintenance of the Fort Lauderdale Hotel as of the Closing Date, excluding, however, any item described above that the Fort Lauderdale Seller is not permitted to transfer pursuant to the terms of the Fort Lauderdale Management Agreement.

         "Fort Lauderdale Deed" means the special or limited warranty deed to be executed and delivered by the Fort Lauderdale Seller at the Closing in the form attached hereto as Exhibit B-2 conveying title to the Fort Lauderdale Hotel, subject only to the Permitted Exceptions.

         "Fort Lauderdale Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the Fort Lauderdale Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-2 attached hereto.

         "Fort Lauderdale FF&E" means all tangible personal property, excluding the Fort Lauderdale Consumables, owned by the Fort Lauderdale Seller as of the Closing Date and located on the Fort Lauderdale Real Property and used in connection with the ownership, operation and maintenance of the Fort Lauderdale Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the Fort Lauderdale Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the Fort Lauderdale Seller.


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         "Fort Lauderdale Hotel" means the Sheraton Fort Lauderdale Airport
Hotel located in Dania, Florida and includes collectively and without limitation, the Fort Lauderdale Real Property, the Fort Lauderdale FF&E, the Fort Lauderdale Consumables, the Fort Lauderdale Intangibles, the Fort Lauderdale Leases, the Fort Lauderdale Equipment Leases, the Fort Lauderdale Operating Agreements, the Fort Lauderdale Management Agreement, and any and all other aspects of the ownership and operation thereof.

         "Fort Lauderdale Intangibles" means all of the Fort Lauderdale Seller's rights, if any, to any telephone numbers currently in use at the Fort Lauderdale Hotel; all as built plans and specifications in the possession of the Fort Lauderdale Seller; warranties and guaranties (to the extent assignable) relating to the Fort Lauderdale Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of the Fort Lauderdale Hotel wherever located and held by the Fort Lauderdale Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the Fort Lauderdale Hotel; in each case including, without limitation, the items set forth on Schedule F-2 attached hereto, excluding, however, any item described above that the Fort Lauderdale Seller is not permitted to transfer pursuant to the terms of the Fort Lauderdale Management Agreement.

         "Fort Lauderdale Leases" means those certain leases relating to space within the Fort Lauderdale Hotel as more particularly described on Schedule B-2 attached hereto.

         "Fort Lauderdale License Agreement" means that certain License Agreement at the Fort Lauderdale Hotel between the Fort Lauderdale Seller and ITT Sheraton Corp. which is anticipated by Sellers to be executed by the parties thereto and to become effective prior to Closing.

         "Fort Lauderdale Management Agreement" means that certain Management Agreement, dated August, 1995, by and between the Fort Lauderdale Seller and the Fort Lauderdale Manager, relating to the management of the Fort Lauderdale Hotel.

         "Fort Lauderdale Manager" means Seaway Hospitality Corporation.

         "Fort Lauderdale Operating Agreements" means those certain service contracts and other agreements, licenses, franchises, concessions or other arrangements relating to the operation and maintenance of the Fort Lauderdale Hotel other than the Fort Lauderdale Equipment Leases, the Fort Lauderdale Leases and the Fort Lauderdale Management Agreement, and being more particularly described on Schedule D-2 attached hereto.

         "Fort Lauderdale Real Property" means that certain tract of land located in Dania, Florida which is more particularly described on Schedule A-2 attached hereto, together with all buildings, improvements and fixtures located thereon as of the Closing Date, and all rights, privileges and appurtenances pertaining thereto including all of Fort Lauderdale Seller's right, title


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and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "Fort Lauderdale Seller" means MRC Properties, Inc, a Delaware corporation.

         "Full Inspection Period" means the period Commencing on the date of the execution and delivery of this Agreement by the last executing party and ending on June 28, 1996 at 5:00 p.m. Eastern Daylight Time.

         "Gross Receipts Tax Mutual Indemnity" has the meaning set forth in
Section 9.7.2 hereof.

         "Hotel Revenue" means, for any period, the gross revenues, as determined under the Uniform System, arising or derived from the operations of the Hotels during such period, including, without limitation, all room revenues, food and beverage revenues, group sales revenues, banquet sales revenues, and any and all other revenues associated therewith.

         "Hotel" means any one of the Hotels or a particular Hotel as the context requires.

         "Hotels" means collectively the Atlanta Hotel, the Fort Lauderdale Hotel, the Bloomington Hotel, the San Diego Hotel, the Kansas City Hotel, the LAX Hotel, the Philadelphia Hotel, and the "Waltham Hotel.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.
"
         "Income and Expense Statements means those certain income and expense statements for 1995 pertaining to each of the Hotels which were prepared by Managers and have been furnished by Sellers to Buyer and which are more particularly described on Schedule 5.1.3 attached hereto.

         "Indemnity Fund" has the meaning set forth in Section 9.8 hereof.

         "Information Documents" has the meaning set forth in Section 5.1 hereof.

         "Initial Earnest Money Deposits " has the meaning set forth in Section
3.2.3 hereof.

         "Inspecting Engineer" has the meaning set forth in Section 5.6 hereof.

         "Intangibles" means collectively the Atlanta Intangibles, the Fort Lauderdale Intangibles, the Bloomington Intangibles, the San Diego Intangibles, the Kansas City Intangibles, the LAX Intangibles, the Philadelphia Intangibles, and the Waltham Intangibles.


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         "Intellectual Property" means all of the following owned by, issued to or licensed to any Seller and used in the conduct of the business of the Hotels: trademarks, service marks, trade dress, logos and trade names, together with all goodwill associated therewith and all registrations, applications, renewals, translations, adaptations, derivations and combinations thereof, copyrights and copyrightable works and all registrations, applications and renewals therefor; trade secrets and confidential information (including, without limitation, ideas, drawings, specifications, designs, plans, proposals, financial and accounting data, business and marketing plans, and customer and supplier lists); computer software; other intellectual property rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium).

         "Kansas City Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering, maintenance, guest room and housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of all kinds owned by the Kansas City Seller which are located upon and used in connection with the operation and maintenance of the Kansas City Hotel as of the Closing Date, excluding, however, any item described above that the Kansas City Seller is not permitted to transfer pursuant to the terms of the Kansas City Management Agreement.

         "Kansas City Deed" means the special or limited warranty deed to be executed and delivered by the Kansas City Seller at the Closing in the form attached hereto as Exhibit B-5 conveying title to the Kansas City Hotel, subject only to the Permitted Exceptions.

         "Kansas City Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the Kansas City Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-5 attached hereto.

         "Kansas City FF&E" means all tangible personal property, excluding the Kansas City Consumables, owned by the Kansas City Seller as of the Closing Date and located on the Kansas City Real Property and used in connection with the ownership, operation and maintenance of the Kansas City Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the Kansas City Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the Kansas City Seller.

         "Kansas City Hotel" means The Ritz-Carlton Kansas City located in Kansas City, Missouri, and includes collectively and without limitation, the Kansas City Real Property, the Kansas City FF&E, the Kansas City Consumables, the Kansas City Intangibles, the Kansas City Leases, the Kansas City Equipment Leases, the Kansas City Operating Agreements, the Kansas City Management Agreement, and any and all other aspects of the ownership and operation thereof.



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         "Kansas City Intangibles" means all of the Kansas City Seller's rights, if any, to any telephone numbers currently in use at the Kansas City Hotel; all as built plans and specifications in the possession of the Kansas City Seller; warranties and guaranties (to the extent assignable) relating to the Kansas City Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of the Kansas City Hotel wherever located and held by the Kansas City Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the Kansas City Hotel; in each case including, without limitation, the items set forth on Schedule F-5 attached hereto, excluding, however, any item described above that the Kansas City Seller is not permitted to transfer pursuant to the terms of the Kansas City Management Agreement.

         "Kansas City Leases" means those certain leases relating to space within the Kansas City Hotel as more particularly described on Schedule B-5 attached hereto.

         "Kansas City Management Agreement" means that certain Management Agreement, dated October 1, 1994, by and between the Kansas City Seller and the Kansas City Manager, relating to the management of the Kansas City Hotel.

         "Kansas City Manager" means The Ritz-Carlton Hotel Company, L.L.C.

         "Kansas City Operating Agreements" means those certain service contracts and other agreements, licenses, franchises, concessions or arrangements relating to the operation and maintenance of the Kansas City Hotel other than the Kansas City Equipment Leases, the Kansas City Leases and the Kansas City Management Agreement, and being more particularly described on Schedule D-5 attached hereto.

         "Kansas City Real Property" means that certain tract of land located in Kansas City, Missouri which is more particularly described on Schedule A-5 attached hereto, together with all buildings, improvements and fixtures located thereon as of the Closing Date, and all rights, privileges and appurtenances pertaining thereto including all of Kansas City Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "Kansas City Seller" means 730 Mo Hotel Properties I, Inc., a Delaware corporation.

         "LAX Assignment of Lessee's Interest" means the Assignment of Lessee's Interest in the form attached hereto as Exhibit C pursuant to which the leasehold interest of the LAX Seller in and to the LAX Ground Lease will be transferred and assigned to Buyer.

         "LAX Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering, maintenance, guest room and


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housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of all kinds owned by the LAX Seller which are located upon and used in connection with the operation and maintenance of the LAX Hotel as of the Closing Date, excluding, however, any item described above that Sellers are not permitted to transfer pursuant to the terms of the LAX Management Agreement.

         "LAX Deed" means the special or limited warranty deed to be executed and delivered by the LAX Seller at the Closing in the form attached hereto as Exhibit B-6 conveying title to the LAX Improvements, subject only to the Permitted Exceptions.

         "LAX Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the LAX Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-6 attached hereto.

         "LAX FF&E" means all tangible personal property, excluding the LAX Consumables, owned by the LAX Seller as of the Closing Date and located on the LAX Real Property and used in connection with the ownership, operation and maintenance of the LAX Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the LAX Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the LAX Seller.

         "LAX Ground Lease" means that certain Ground Lease, dated January 31, 1984, entered into by and between S. Charles Lee and George E. Keiter, as trustees under the will of Miriam A. Lee, Lee & Keiter Development Co., a limited partnership, Coast Mortgage Corporation, and S. Charles Lee and George
E. Keiter, as trustees under Trust Agreement dated August 17, 1970, as "Landlord," and Watt High-Rise Aviation Co., a California limited partnership, as "Tenant," as amended, transferred and assigned to the LAX Seller.

         "LAX Hotel" means the Doubletree Hotel-LAX located in Los Angeles, California, and includes collectively and without limitation, the LAX Real Property, the LAX FF & E, the LAX Consumables, the LAX Intangibles, the LAX Leases, the LAX Equipment Leases, the LAX Operating Agreements, the LAX Management Agreement, and any and all other aspects of the ownership and operation thereof.

         "LAX Improvements" all buildings, structures, and other improvements located upon the LAX Real Property.

         "LAX Intangibles" means all of the LAX Seller's rights, if any, to any telephone numbers currently in use at the LAX Hotel; all as built plans and specifications in the possession of the LAX Seller; warranties and guaranties (to the extent assignable) relating to the LAX Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of the LAX Hotel wherever located and held by the LAX Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the LAX Hotel; in each case including, without limitation, the items set forth on Schedule F-6 attached hereto, excluding, however, any item described above that the LAX Seller is not permitted to transfer pursuant to the terms of the LAX Management Agreement.

         "LAX Leases" means those certain leases relating to space within the LAX Hotel as more particularly described on Schedule B-6 attached hereto.

         "LAX Management Agreement" means that certain Management Agreement, dated July 1, 1994, by and between the LAX Seller and the LAX Manager, relating to the management of the LAX Hotel.

         "LAX Manager" means Doubletree Hotels Corporation.

         "LAX Operating Agreements" means those certain service contracts and other agreements, licenses, franchises, concessions or other arrangements relating to the operation and maintenance of the LAX Hotel other than the LAX Equipment Leases, the LAX Leases and the LAX Management Agreement, and being more particularly described on Schedule D-6 attached hereto.

         "LAX Real Property" means the LAX Seller's leasehold estate in and to that certain tract of land located in Los Angeles, California which is more particularly described on Schedule A-6 attached hereto, together with all buildings, improvements and fixtures located thereon as of the Closing Date, and all rights, privileges and appurtenances pertaining thereto including all of LAX Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "LAX Seller" means 730 Cal Hotel Properties II, Inc., a Delaware corporation.

         "Leases" means collectively the Atlanta Leases, the Fort Lauderdale Leases, the Bloomington Leases, the San Diego Leases, the Kansas City Leases, the LAX Leases, the Philadelphia Leases, and the Waltham Leases.

         "Legal Requirements" means all federal, state and local laws, statutes, ordinances, rules and regulations affecting or in any way relating to the Hotels or their operations, including, without limitation, the Environmental Laws, ADA, and the Occupational Safety and Health Act of 1970, as amended.

         "Liabilities" means any liability, obligation, cost or expense of any nature whatsoever, whether now known or unknown, asserted or unasserted, accrued or unaccrued, liquidated, unliquidated or due or to become due, including, without limitation, any liability in respect of taxes of any kind whatsoever that affect the Hotels or the operation thereof.

         "Limitation Date" has the meaning set forth in Section 6.5 hereof.

         "Liquor License" means with respect to each of the Hotels the license or licenses pursuant to which the sale of alcoholic beverages for on-site consumption is authorized by the Alcoholic Beverage Licensing Authority having jurisdiction over the particular Hotel.

         "Major Building System" has the meaning set forth in Section 5.6 hereof.

         "Major Defects" has the meaning set forth in Section 5.6.1 hereof.

         "Management Agreements" means collectively the Atlanta Management Agreement, the Fort Lauderdale Management Agreement, the Bloomington Management Agreement, the San Diego Management Agreement, the Kansas City Management Agreement, the LAX Management Agreement, the Philadelphia Management Agreement, and the Waltham Management Agreement.

         "Managers" means collectively the Atlanta Manager, the Fort Lauderdale Manager, the Bloomington Manager, the San Diego Manager, the Kansas City Manager, the LAX Manager, the Philadelphia Manager, and the Waltham Manager.

         "Omitted Liabilities" has the meaning set forth in Section 6.2.6.1 hereof.

         "Operating Agreements" means collectively the Atlanta Operating Agreements, the Fort Lauderdale Operating Agreements, the Bloomington Operating Agreements, the San Diego Operating Agreements, the Kansas City Operating Agreements, the LAX Operating Agreements, the Philadelphia Operating Agreements, and the Waltham Operating Agreements.

         "Ordinary Course of Business" means, with respect to each Hotel, the ordinary course of business generally consistent with past custom and practice (including with respect to quantity and frequency) for such Hotel, giving due regard and effect to the terms and conditions of Management Agreement and the Third Party Agreements.

         "Permitted Exceptions" means the easements, restrictions, encumbrances and other exceptions to title to the Hotels, as set forth in Schedules E-1 through E-8 attached hereto.

         "Permitted Investments" has the meaning set forth in the Earnest Money Escrow Agreement.

         "Personal Property" has the meaning set forth in Section 4.3.1 hereof.

         "Philadelphia Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering, maintenance, guest room and housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of all kinds owned by the Philadelphia Seller which are located upon and used in connection with the operation and maintenance of the Philadelphia Hotel as of the Closing Date, excluding, however, any item described above that the Philadelphia Seller is not permitted to transfer pursuant to the terms of the Philadelphia Management Agreement.

         "Philadelphia Deed" means the special or limited warranty deed to be executed and delivered by the Philadelphia Seller at the Closing in the form attached hereto as Exhibit B-7 conveying title to the Philadelphia Hotel, subject only to the Permitted Exceptions.

         "Philadelphia Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the Philadelphia Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-7 attached hereto.

         "Philadelphia FF&E" means all tangible personal property, excluding the Philadelphia Consumables, owned by the Philadelphia Seller as of the Closing Date and located on the Philadelphia Real Property and used in connection with the ownership, operation and maintenance of the Philadelphia Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the Philadelphia Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the Philadelphia Seller.

         "Philadelphia Hotel" means The Ritz-Carlton Philadelphia located in Philadelphia, Pennsylvania, and includes collectively and without limitation, the Philadelphia Real Property, the Philadelphia FF&E, the Philadelphia Consumables, the Philadelphia Intangibles, the Philadelphia Leases, the Philadelphia Equipment Leases, the Philadelphia Operating Agreements, the Philadelphia Management Agreement, and any and all other aspects of the ownership and operation thereof.

         "Philadelphia Intangibles" means all of the Philadelphia Seller's rights, if any, to any telephone numbers currently in use at the Philadelphia Hotel; all as built plans and specifications in the possession of the Philadelphia Seller; warranties and guaranties (to the extent assignable) relating to the Philadelphia Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of the Philadelphia Hotel wherever located and held by the Philadelphia Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the Philadelphia Hotel; in each case including, without limitation, the items set forth on Schedule F-7 attached hereto, excluding, however, any item described above that the Philadelphia Seller is not permitted to transfer pursuant to the terms of the Philadelphia Management Agreement.

         "Philadelphia Leases" means those certain leases relating to space within the Philadelphia Hotel as more particularly described on Schedule B-7 attached hereto.

         "Philadelphia Management Agreement" means that certain Amended and Restated Operating Agreement, dated July 18, 1988, by and between Liberty Place Hotel Associates and the Philadelphia Manager, relating to the management of the Philadelphia Hotel.

         "Philadelphia Manager" means The Ritz-Carlton Hotel Company.

         "Philadelphia Operating Agreements" means those certain service contracts and other agreements, licenses, franchises, concessions or other arrangements relating to the operation and maintenance of the Philadelphia Hotel other than the Philadelphia Equipment Leases, the Philadelphia Leases and the Philadelphia Management Agreement, and being more particularly described on Schedule D-7 attached hereto.

         "Philadelphia Real Property" means that certain tract of land and certain air rights parcel located in Philadelphia, Pennsylvania which are more particularly described on Schedule A- 7 attached hereto, together with all buildings, improvements and fixtures located thereon and therein as of the Closing Date, and all rights, privileges and appurtenances pertaining thereto including all of Philadelphia Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto, and all so-called "touch down" sites and easements necessary to provide vertical support to the improvements located within the air rights parcel.

         "Philadelphia Seller" means 730 Penn. Hotel Properties I, Inc., a Delaware corporation.

         "Preliminary Earnest Money Deposit" has the meaning set forth in
Section 3.2.2 hereof.

         "Preliminary Inspection" has the meaning set forth in Section 5.6 hereof.

         "Preliminary Inspection Period" means the period commencing on the date of the execution and delivery of this Agreement by the last executing party and ending on May 31, 1996 at 5:00 p.m. Eastern Daylight Time.

         "Purchase Price" has the meaning set forth in Section 3.1 hereof.

         "Purchase Price Adjustment Amount" has the meaning specified in Section
3.4 hereof.

         "Readily Achievable ADA Work" means the readily achievable repairs, improvements and other work required to be performed at each of the Hotels substantially in accordance with the guidelines set forth on Schedule 7.2.12 hereto.

         "Real Property" means collectively the Atlanta Real Property, the Fort Lauderdale Real Property, the Bloomington Real Property, the San Diego Real Property, the Kansas City Real Property, the LAX Real Property, the Philadelphia Real Property, and the Waltham Real Property.

         "San Diego Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering) maintenance, guest room and housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of. all kinds owned by the San Diego Seller which are located upon and used in connection with the operation and maintenance of the San Diego Hotel as of the Closing Date, excluding, however, any item described above that the San Diego Seller is not permitted to transfer pursuant to the terms of the San Diego Management Agreement.

         "San Diego Deed" means the special or limited warranty deed to be executed and delivered by the San Diego Seller at the Closing in the form attached hereto as Exhibit B-4 conveying title to the San Diego Hotel, subject only to the Permitted Exceptions.

         "San Diego Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the San Diego Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-4 attached hereto.

         "San Diego FF&E" means all tangible personal property, excluding the San Diego Consumables, owned by the San Diego Seller as of the Closing Date and located on the San Diego Real Property and used in connection with the ownership, operation and maintenance of the San Diego Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the San Diego Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the San Diego Seller.

         "San Diego Hotel" means the Doubletree Hotel at Horton Plaza located in San Diego, California and includes collectively and without limitation, the San Diego Real Property, the San Diego FF&E, the San Diego Consumables, the San Diego Intangibles, the San Diego Leases, the San Diego Equipment Leases, the San Diego Operating Agreements, the San Diego Management Agreement, and any and all other aspects of the ownership and operation thereof.

         "San Diego Intangibles" means all of the San Diego Seller's rights, if any, to any telephone numbers currently in use at the. San Diego Hotel; all as built plans and specifications in the possession of the San Diego Seller; warranties and guaranties (to the extent assignable) relating to the San Diego Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of the San Diego Hotel wherever located and held by the San Diego Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the San Diego Hotel; in each case including, without limitation, the items set forth on Schedule F-4 attached hereto, excluding, however, any item described above that the San Diego Seller is not permitted to transfer pursuant to the terms of the San Diego Management Agreement.

         "San Diego Leases" means those certain leases relating to space within the San Diego Hotel as more particularly described on Schedule B-4 attached hereto.

         "San Diego Management Agreement" means that certain Management Agreement, dated as of January 3, 1992, by and between the San Diego Seller and the San Diego Manager, relating to the management of the San Diego Hotel.

         "San Diego Manager" means DT Management, Inc.

         "San Diego Operating Agreements" means those certain service contracts and other agreements, licenses, franchises, concessions or other arrangements relating to the operation and maintenance of the San Diego Hotel other than the San Diego Equipment Leases, the San Diego Leases and the San Diego Management Agreement, and being more particularly described on Schedule D-4 attached hereto.

         "San Diego Real Property" means that certain tract of land located in San Diego, California which is more particularly described on Schedule A-4 attached hereto, together with all buildings, improvements and fixtures located thereon as of the Closing Date, and all rights, privileges and appurtenances pertaining thereto including all of San Diego Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "San Diego Seller" means Cal Hotel Properties I Associates, a California general partnership.

         "San Diego Seller Managing Partner" means 730 Cal Hotel Properties I, Inc., a California corporation.

         "San Diego Seller Non-Managing Partners" means DT Real Estate, Inc., an Arizona corporation, and DTR Limited Partnership, an Arizona limited partnership.

         "Satisfactory Insurer" has the meaning given in Section 4.3.3.

         "Sellers" means collectively the Atlanta Seller, the Fort Lauderdale Seller, the Bloomington Seller, the San Diego Seller, the Kansas City Seller, the LAX Seller, the Philadelphia Seller, and the Waltham Seller.

         "Sellers' Accountant" means Pannell Kerr Forster.

         "Sellers' Conditions" has the meaning set forth in Section 8.2 hereof.

         "Sellers' Default" has the meaning set forth in Section 11.2 hereof.

         "Sellers' Knowledge" has the meaning set forth in Section 13.17 hereof.

         "Signing Deposit" has the meaning set forth in Section 3.2.1 hereof.

         "Specific Disclosures" has the meaning given in Section 5.3 hereof.

         "Surveys" has the meaning set forth in Section 4.1 hereof.

         "Third Party Agreements" means collectively the Leases, the LAX Ground Lease, the Equipment Leases and the Operating Agreements.

         "Title Commitments" has the meaning set forth in Section 4.2.

         "Title Company" means Chicago Title Insurance Company or any other Satisfactory Insurer selected by Buyer.

         "Trade Payables" means open accounts payable to trade vendors or suppliers of each of the Hotels.

         "Transaction" means the purchase and sale transaction contemplated by this Agreement.

         "Uniform System" means the Uniform System of Accounts for Hotels, 8th Edition.

         "Waltham Consumables" means all food and beverages (including alcoholic to the extent permitted by applicable law and non-alcoholic), engineering, maintenance, guest room and housekeeping supplies (including soap, cleaning materials and matches), stationery, menus, printing and other supplies of all kinds owned by the Waltham Seller which are located upon and used in connection with the operation and maintenance of the Waltham Hotel as of the Closing Date, excluding, however, any item described above that the Waltham Seller is not permitted to transfer pursuant to the terms of the Waltham Management Agreement.

         "Waltham Deed" means the special or limited warranty deed to be executed and delivered by the Waltham Seller at the Closing in the form attached hereto as Exhibit B-8 conveying title to the Waltham Hotel, subject only to the Permitted Exceptions.

         "Waltham Equipment Leases" means those certain leases (whether operating or capital) relating to tangible personal property used in the operation and maintenance of the Waltham Hotel which can be assigned to Buyer and which are more particularly described on Schedule C-8 attached hereto.

         "Waltham FF&E" means all tangible personal property, excluding the Waltham Consumables, owned by the Waltham Seller as of the Closing Date and located on the Waltham Real Property and used in connection with the ownership, operation and maintenance of the Waltham Hotel, including, without limitation, all fixtures, furniture, furnishings, fittings, equipment, computer hardware, and non-proprietary software, machinery, apparatus, artwork, books and records of the Waltham Seller, appliances, china, glassware, linens, silverware, keys and uniforms owned by the Waltham Seller.

         "Waltham Hotel" means the Westin Hotel located in Waltham, Massachusetts, and includes collectively and without limitation, the Waltham Real Property, the Waltham FF & E, the Waltham Consumables, the Waltham Intangibles, the Waltham Leases, the Waltham Equipment Leases, the Waltham Operating Agreements, the Waltham Management Agreement, and any and all other aspects of the ownership and operation thereof.

         "Waltham Intangibles" means all of the Waltham Seller's rights, if any, to any telephone numbers currently in use at the Waltham Hotel; all as built plans and specifications in the possession of the Waltham Seller; warranties and guaranties (to the extent assignable) relating to the Waltham Hotel; original, or where appropriate, copies of all financial, personnel and other books, records and files relating to the ownership or operation of the Waltham Hotel wherever located and held by the Waltham Seller or its agents, in computer readable form where available without additional cost or expense, and all Intellectual Property used in the operation of the Waltham Hotel; in each case including, without limitation, the items set forth on Schedule F-8 attached hereto, excluding, however, any item described above that the Waltham Seller is not permitted to transfer pursuant to the terms of the Waltham Management Agreement.

         "Waltham Leases" means those certain leases relating to space within the Waltham Hotel as more particularly described on Schedule B-8 attached hereto.

         "Waltham Management Agreement" means that certain Management Agreement, dated as of April 1, 1993, by and between the Waltham Seller and the Waltham Manager, relating to the management of the Waltham Hotel.

         "Waltham Manager" means Westin Hotel Company.

         "Waltham Operating Agreements" means those certain service contracts and other agreements, franchises, concessions or other arrangements relating to the operation and maintenance of the Waltham Hotel other than the Waltham Equipment Leases, the Waltham Leases and the Waltham Management Agreement and being more particularly described on Schedule D-8 attached hereto.

         "Waltham Real Property" means that certain tract of land located in Waltham Massachusetts which is more particularly described on Schedule A-8 attached hereto, together with all buildings, improvements and fixtures located thereon as of the Closing Date, and all rights, privileges and appurtenances pertaining thereto including all of Waltham Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "Waltham Seller" means 730 Mass Hotel Properties I, Inc., a Delaware corporation.

         1.2 CAPTIONS. Titles and captions of articles and Sections set forth in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the meaning of any provision set forth herein.

         1.3 NUMBER AND GENDER. Whenever required by the context, the singular number shall include the plural and the gender of any pronoun shall include the other genders.


                                   ARTICLE II
                          PURCHASE AND SALE OF HOTELS


         2.1 THE ATLANTA HOTEL. The Atlanta Seller hereby agrees to sell and Buyer hereby agrees to purchase the Atlanta Hotel on the terms and conditions set forth in this Agreement.

         2.2 THE BLOOMINGTON HOTEL. The Bloomington Seller hereby agrees to sell and Buyer hereby agrees to purchase the Bloomington Hotel on the terms and conditions set forth in this Agreement.

         2.3 THE FORT LAUDERDALE HOTEL. The Fort Lauderdale Seller hereby agrees to sell and Buyer hereby agrees to purchase the Fort Lauderdale Hotel on the terms and conditions set forth in this Agreement.

         2.4 THE KANSAS CITY HOTEL. The Kansas City Seller hereby agrees to sell and Buyer hereby agrees to purchase the Kansas City Hotel on the terms and conditions set forth in this Agreement.

         2.5 THE LAX HOTEL. The LAX Seller hereby agrees to sell and Buyer hereby agrees to purchase the LAX Hotel on the terms and conditions set forth in this Agreement.

         2.6 THE PHILADELPHIA HOTEL. The Philadelphia Seller hereby agrees to sell and Buyer hereby agrees to purchase the Philadelphia Hotel on the terms and conditions set forth in this Agreement.

         2.7 THE SAN DIEGO HOTEL. The San Diego Seller hereby agrees to sell and Buyer hereby agrees to purchase the San Diego Hotel on the terms and conditions set forth in this Agreement.

         2.8 THE WALTHAM HOTEL. The Waltham Seller hereby agrees to sell and Buyer hereby agrees to purchase the Waltham Hotel on the terms and conditions set forth in this Agreement.

         2.9 ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, Buyer shall assume and become responsible for all of the Assumed Liabilities at and after the Closing. The Buyer shall not assume and shall have no responsibility for any Excluded Liability. For purposes of this Agreement, "Assumed Liabilities" shall mean: (i) all Liabilities of Sellers under the Third Party Agreements, Bloomington Sponsorship Agreement, and Fort Lauderdale License Agreement arising or accruing in respect to periods on or after the Closing Date except for any such liabilities relating to a breach or default which arose prior to the Closing Date; (ii) Liabilities of Sellers under the Third Party Agreements arising or accruing in respect to periods prior to the Closing Date and for which Liabilities Buyer receives an adjustment to the Purchase Price pursuant to Section 9.3 hereof; and (iii) those Liabilities (if any) of Seller set forth on Schedule 2.9.

         2.10 DESIGNEES OF BUYER. At or prior to Closing, Buyer may designate Affiliates of Buyer as the grantees to be named in one or more of the Conveyance Documents and may instruct Sellers in writing to execute and deliver one or more of the Conveyance Documents to the designees so designated by Buyer. Each such designee must execute and deliver an Acknowledgment and Assumption Agreement in the form attached hereto as Exhibit K pursuant to which each such designee shall acknowledge that such designee is an assignee of Buyer with respect to one or more of the Hotels or a portion thereof; and shall agree to assume and discharge all of the obligations of Buyer at Closing and thereafter arising under this Agreement with respect to such Hotel or portion thereof. The designation of such Affiliates and the execution and delivery of the Conveyance Documents to them by Sellers in accordance with Buyer's instructions shall not relieve or discharge Buyer of any of its obligations arising under this Agreement, and Buyer shall remain jointly and severally and primarily liable for the performance of all such obligations by it and by its designated Affiliates. Sellers hereby acknowledge that Buyer has advised Sellers that Buyer contemplates that SLT Realty Limited Partnership, a Delaware limited partnership, will be the grantee under the Deeds and the LAX Assignment of Lessee's Interest, and certain other Conveyance Documents to be designated by Buyer not later than three (3) business days prior to the Closing Date, and SLC Operating Limited Partnership, a Delaware limited partnership, will be the transferee under the balance of the Conveyance Documents. Buyer assumes all risks associated with the designation of such entities including, without limitation, any and all risks arising from or related to the designation of one entity as the transferee under the Deeds and another entity as the transferee under the balance of the Conveyance Documents. Buyer acknowledges that whether such a division of ownership is permitted under the Management Agreements and Third Party Agreements is an issue to he resolved solely by Buyer, and Sellers have made no representation whatsoever with respect thereto.


                                  ARTICLE III
                    PURCHASE PRICE, DEPOSITS; AND ADJUSTMENT

         3.1 PURCHASE PRICE. The aggregate purchase price to be paid by Buyer for the purchase of the Hotels (the "Purchase Price") is the sum of Three Hundred and Nine Million and No/100 Dollars ($309,000,000), which sum shall be allocated to the Hotels in accordance with the Allocation Schedule attached hereto as Schedule 3.1 or such other allocation schedule as Buyer and Sellers mutually agree upon acting reasonably and in good faith. The Purchase Price will be paid in full at Closing by federal wire transfer of good and collected funds for same day credit on the Closing Date to the account of Sellers or such other account as Sellers may in their sole discretion direct in writing in one or more bank accounts maintained by Sellers or Affiliates of Sellers in one or more National Banking Associations in the New York, New York metropolitan area. Sellers may designate in writing one or more of Sellers or one or more Affiliates of Sellers as the designee for receipt of the Purchase Price, and payment of the Purchase Price to such designee in accordance with Sellers' instructions shall constitute full and complete payment of the Purchase Price for all purposes of this Agreement.

         3.2 EARNEST MONEY DEPOSITS. Buyer has made or agreed to make certain Earnest Money Deposits as more particularly described in this Section 3.2, which when fully funded will equal Ten Million and No/100 ($10,000,000). The Signing Deposit will be paid by Buyer to Sellers and the remainder of the Earnest Money Deposits will be paid by Buyer to the Escrow Agent and will be held, invested, and applied by Escrow Agent in accordance with the terms and conditions of this Agreement and the Earnest Money Escrow Agreement. At closing, Buyer will receive a credit against the Purchase Price for the entire principal amount of all Earnest Money Deposits, and shall receive a further credit against the Purchase Price for one-half of the interest earned on the Preliminary and Additional Earnest Money Deposits. The remaining amount of the interest earned on the Preliminary and Additional Earnest Money Deposits will be paid by Escrow Agent to Sellers or to their designee at Closing.

             3.2.1 SIGNING DEPOSIT. Contemporaneously with the execution and delivery hereof; Buyer has paid to Sellers the sum of Five Hundred Thousand and No/100 Dollars ($500,000), which sum will constitute the Signing Deposit under this Agreement.

             3.2.2 PRELIMINARY EARNEST MONEY DEPOSIT. On or before 5:00 p.m. Eastern Daylight Time on May 13,1996, Buyer will deposit with Escrow Agent the sum of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000) by wire transfer (in accordance with the wire transfer instructions set forth in Schedule 3.2.2 hereof) of immediately available funds, which sum will constitute the Preliminary Earnest Money Deposit under this Agreement.

             3.2.3 INITIAL EARNEST MONEY DEPOSITS. The Signing Deposit and the Preliminary Earnest Money Deposit together will constitute the Initial Earnest Money Deposits under this Agreement.

             3.2.4 ADDITIONAL EARNEST MONEY DEPOSIT. Unless Buyer elects to terminate this Agreement prior to the expiration of the Full Inspection Period as provided in Section 5.7 hereof; then not later than 5:00 p.m. Eastern Daylight Time on the later to occur of: (i) the last business day of the Full Inspection Period and (ii) the first business day following final determination of the Purchase Price Adjustment, if any, pursuant to the provisions of this Agreement, Buyer will deposit with Escrow Agent the additional sum of Five Million and No/100 Dollars ($5,000,000) by wire transfer in accordance with the instructions set forth on Schedule 3.2.2 hereof of immediately available funds, which sum shall constitute the Additional Earnest Money Deposit.

             3.2.5 REFUNDABLE AND NONREFUNDABLE DEPOSITS. Except for Buyer's right to receive a refund of the principal amount of the Preliminary Earnest Money Deposit in the event Sellers elect to terminate this Agreement prior to the expiration of the Preliminary Inspection Period as provided in Section 3.5 hereof; the Earnest Money Deposits will be nonrefundable for any reason whatsoever, other than a Failure of Title, a Seller's Default, or as provided in
Section 12.2.3 hereof. Accordingly, in the event Sellers do elect to terminate this Agreement prior to the expiration of the Preliminary inspection Period in accordance with the provisions of Section 3.5 hereof; then unless Buyer's election is due to a Failure of Title, the Signing Deposit, together with all interest earned thereon, will become the sole property of Sellers without restriction or any obligation to refund all or any portion thereof to Buyer, and Escrow Agent will refund to Buyer the entire principal amount of' the Preliminary Earnest Money Deposit, together with all interest earned thereon during the Preliminary Inspection Period. If Sellers do not elect to terminate this Agreement prior to the expiration of the Full Inspection Period, then the entire amount of the Earnest Money Deposits will be nonrefundable for any reason whatsoever, other than a Failure of Title, a Seller's Default, or as provided in
Section 12.2.3 hereof. Buyer acknowledges and agrees that the Earnest Money Deposits represent reasonable compensation to Sellers for withholding the Hotels from the market during the Inspection Periods and for allowing Buyer access to financial, operating, title and other information concerning the Hotels that would otherwise be confidential information, and Buyer therefore agrees that loss of any or all of the Initial Earnest Money Deposits in accordance with the terms of this Agreement will not constitute a forfeiture or penalty, but is intended by the parties to represent reasonable compensation to Sellers for the actions of Sellers described above, regardless of whether Buyer closes the Transaction.

         3.3 INVESTMENT OF EARNEST MONEY DEPOSITS. Under the terms of the Earnest Money Escrow Agreement, Escrow Agent shall be obligated to invest the Earnest Money Deposits held by Escrow Agent in one or more Permitted Investments designated by Buyer and approved by Sellers in their reasonable discretion, or otherwise invested in accordance with the mutual agreement of Buyer, Sellers and Escrow Agent.

         3.4 PURCHASE PRICE ADJUSTMENT. Buyer will be entitled to an adjustment to the Purchase Price (the "Purchase Price Adjustment") equal to the excess of the Deficiency Amount over One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000), but in no event will any Purchase Price Adjustment exceed the sum of Six Million Two Hundred Fifty Thousand and No/100 Dollars ($6,250,000). In the event the Deficiency Amount is equal to or less than the sum of One Million Two Hundred Fifty and No/100 Dollars ($1,250,000), Buyer will not be entitled to any credit against or reduction to the Purchase Price and shall have no claim whatsoever against any of Sellers with respect to any of the matters which gave rise to the Omitted Liabilities, the Cost of Defects or other costs of curing any deficiencies related to the physical condition of the Hotels, the Legal Requirements, or the ADA.

         3.5 SELLERS' RIGHT TO TERMINATE. In the event the Purchase Price Adjustment would otherwise exceed the sum of Six Million Two Hundred Fifty Thousand and No/100 Dollars ($6,250,000), then within ten (10) days after the amount of the Deficiency Amount has been finally determined pursuant to Sections
5.6 and 7.5 hereof; Sellers shall have the option either: (i) to elect by written notice to Buyer to terminate this Agreement by written notice to Buyer, or (ii) to elect to withdraw from the Transaction one (but not more than one) Hotel that is identified by the Inspecting Engineer (as provided in Section 5.6 hereof) as one with Major Defects, but only if the withdrawal of such Hotel would cause the Purchase Price Adjustment to be equal to or less than $6,250,000. In the event Sellers elect to terminate this Agreement, the entire principal amount of the Preliminary Earnest Money Deposit, together with all interest earned thereon will be paid over to Buyer, and Sellers will be entitled to retain the entire amount of the Signing Deposit without restriction or any further obligation to Buyer with respect thereto. In the event Sellers elect to withdraw a Hotel from the Transaction, then the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price shown on the Allocation Schedule as being allocated to the withdrawn Hotel, and the cost of curing the Major Defects attributed to the withdrawn Hotel will be disregarded for all purposes of this Agreement. In such event, for the purpose of calculating the Purchase Price Adjustment, as provided in Section 3.4, the $1,250,000 threshold will be reduced in the same proportion as the proportion the value of the withdrawn Hotel as set forth on the Allocation Schedule bears to the Purchase Price. If Sellers elect to terminate this Agreement pursuant to clause (i) above, Buyer may, by written notice to Sellers within five (5) business days following such election by Sellers, require Sellers to proceed with the Closing under this Agreement in which case Buyer will receive a Purchase Price Adjustment of $6,250,000.

                                   ARTICLE IV
                                SURVEY AND TITLE


         4.1 SURVEY. Within five(5) business days after the Effective Date, Sellers will deliver to Buyer a copy of the most recent surveys of the Hotels as Sellers have in their possession. Buyer shall obtain, at Buyer's cost and expense, no later than the expiration of the Preliminary Inspection Period, a current survey of the Real Property with respect to each Hotel, prepared by a licensed surveyor satisfactory to Buyer, which surveys will be in accordance with the 1992 Minimum Standard Requirements for ALTA/ASCM Land Title Surveys jointly established and adopted by the American Land Title Association and the American Society of Cartographers and Mapmakers for a Class A Urban Area Survey) and certified to Buyer, Buyer's designees, the Title Company and such other parties as Buyer may request (collectively, the "Surveys").

         4.2 TITLE REVIEW. Prior to or contemporaneously with the execution and delivery of this Agreement, Sellers will deliver to Buyer copies of Sellers' existing title insurance policies. Buyer shall obtain, at Buyer's cost and expense, no later than the expiration of the Preliminary Inspection Period, a title insurance commitment from the Title Company for an ALTA Owner's Title Insurance Policy Form B-1970 (or such other form reasonably acceptable to Buyer) for each Real Property, other than the LAX Real Property, and an ALTA Leasehold Title Insurance Policy Form B-1970 (or such other form reasonably acceptable to Buyer) for the LAX Real Property, naming Buyer or Buyer's designees as the proposed insured for the amounts set forth in the Allocation Schedule (the "Title Commitments"). Buyer agrees to accept title to the Real Property subject to the Permitted Exceptions, and Buyer will notify Sellers of any objections to the title exceptions (other than Permitted Exceptions) or other matters set forth in the Title Commitments not later than the expiration of the Preliminary Inspection Period.

         4.3 FAILURE OF TITLE. For all purposes of this Agreement, a Failure of Title shall be deemed to have occurred if and only if each and every one of the conditions set forth Sections 4.3.1 through 4.3.4 hereof shall have occurred and be continuing as of the date of the Failure of Title.

             4.3.1 TITLE DEFECTS. There shall exist of record in the official deed records of the jurisdiction in which any Hotel exists, or otherwise in written notice form, a lien or other claim by a person or entity other than Sellers, Buyer, or their respective Affiliates of any right, title, or interest in or to the Real Property or the FF&E or any of the other personal property, tangible or intangible, to be transferred to Buyer pursuant to this Agreement (collectively, the "Personal Property"), other than the Permitted Exceptions, and if; with respect to any such claim which is not a lien securing a liquidated amount, such claim, if adjudicated and decided adversely to the owner of the Hotels, would have a substantial, material and adverse effect upon the income producing potential of the Hotels or the right of the owner of the Hotels to operate them in substantially the same manner in which they are presently operated (such liens and claims being hereinafter referred to as an "Adverse Title Claim"). Any lien, security interest or other claim pertaining to the LAX Real Property that would have priority over the LAX Ground Lease will be an "Adverse Title Claim."

             4.3.2 NOTICE TO SELLERS. Prior to the expiration of the Preliminary Inspection Period, Buyer shall have provided notice to Sellers specifying the existence of an Adverse Title Claim and providing Sellers with all facts and Circumstances known to Buyer with respect to the Adverse Title Claim, including, without limitation, a copy of the Title Commitment or other written evidence showing the Adverse Title Claim as an exception to title to any of the Real Property or Personal Property; provided, however, in the event Buyer first learns of the Adverse Title Claim after the expiration of the Preliminary Inspection Period, then the notice to Sellers shall have been provided not later than 10 days after Buyer first learned of the Adverse Title Claim or the Closing Date, whichever first occurs.

             4.3.3 NON-INSURABILITY. Sellers shall have refused or been unable, after the expiration of thirty days after Seller has received the notice contemplated by Section 4.3.2 hereof; to cause a Satisfactory Title Insurer to issue a commitment to insure title to any portion of the Real Property that is the subject of an Adverse Title Claim either without exception for the Adverse Title Claim or with affirmative insurance against the enforcement of the Adverse Title Claim; provided, however, that any such affirmative insurance shall be from a Satisfactory Insurer and that such policy shall include the obligation of such Satisfactory Insurer to give identical coverage to Buyer's current and future lenders (if any) and to any transferee of Buyer's interest in the affected property (and such transferee's lenders, if any). For purposes of this Agreement, a "Satisfactory Insurer" means one or more of the title insurers listed on 4.3.3.

             4.3.4 REFUSAL TO WITHDRAW. In the event the conditions set forth in Sections 4.4.1 through 4.4.3 hereof are all present and continuing, Sellers shall refuse for a period often days after the expiration of the thirty day period specified in Section 4.3.3 hereof to agree either: (i) provided the Adverse Title Claim does not relate solely to Personal Property, to withdraw the Hotel (but not more than one (1)) that is affected by the Adverse Title Claim from the Transaction and to give to Buyer a credit against the Purchase Price in an amount equal to the portion of the purchase price allocated to the affected Hotel as shown on the Allocation Schedule, or (ii) if the Adverse Title Claim is one that can be cured solely by the payment of money, or is one that relates solely to the Personal Property, to pay the full amount of the Adverse Title Claim at or prior to Closing.

             4.3.5 REFUND OF SIGNING DEPOSIT AND INTEREST. If a Failure of Title shall occur, then Buyer may elect by written notice to Sellers delivered at or prior to Closing: (i) to terminate this Agreement if such Failure of Title effects more than one (1) Hotel, in which case, Seller shall refund to Buyer the Signing Deposit, together with interest thereon at the rate of 4.5% per annum, and Buyer shall be entitled to a refund by Escrow Agent of Earnest Money Deposits, together with all interest earned thereon; (ii) to terminate this Agreement as to only the Hotel affected by such Failure of Title (but not more than one (1) such Hotel), in which case Buyer shall receive a credit against the Purchase Price in an amount equal to the portion of the Purchase Price allocated to the affected Hotel as shown on the Allocation Schedule; or (iii) to waive such Failure of Title and proceed to Closing pursuant to the terms hereof without offset or other adjustment to the Purchase Price other than for matters Sellers are required to cure pursuant to Section 4.6.

         4.4 TITLE CONCLUSIVELY SATISFACTORY. Unless there occurs a Failure of Title, then subject to the provisions of Section 4.6 hereof; title to the Real Property and Personal Property shall be deemed conclusively satisfactory to Buyer for all purposes of this Agreement, and Buyer will not be entitled to terminate this Agreement on account of any title defect or receive a credit against the Purchase Price with respect thereto.

         4.5 POSTPONEMENT OF CLOSING. In the event the Closing Date would otherwise occur prior to the expiration of any of the time periods specified in
Section 4.3 hereof; the Closing Date will be extended to a date specified by Sellers, which date will be not less than 30 days nor more than 60 days from the date on which the Closing Date would have otherwise occurred.

         4.6 PAYMENT OF CERTAIN TITLE CLAIMS. In the event Buyer's objection to Sellers' title to the Real Property or the Personal Property relates to a claim arising by, through or under Sellers, and: (i) such claim can be cured solely by the payment of money; and (ii) such claim is not a Permitted Exception, then regardless of whether such claims result in a Failure of Title, Seller will pay and discharge (or otherwise discharge the lien of or bond over) such claim at or prior to Closing. Notwithstanding any other provision hereof to the contrary) Sellers' liability under this Section 4.6 will not exceed $2,500,000 unless such claim is attributable to or arises from facts and circumstances within Sellers' Knowledge in which case Sellers' liability under this Section 2.6 will not be limited.


                                   ARTICLE V
                       INFORMATION CONCERNING THE HOTELS


         5.1 INFORMATION DOCUMENTS. Sellers have or will promptly make available to Buyer certain documentation (collectively, the "Information Documents") pertaining to the Hotels, in each case, however, only to the extent available and in the possession of Sellers, Managers and their Affiliates, including, without limitation, the information described below.

             5.1.1 PLANS AND SPECIFICATIONS. Plans and specifications relating to the Hotels and the construction of any component of the Hotels will be made available for Buyer's inspection.

             5.1.2 MISCELLANEOUS AGREEMENTS. Copies of the Third Party Agreements and all warranties, guaranties and commission agreements relating to the Hotels on the date this Agreement is executed by Sellers will be made available for Buyer's inspection.

             5.1.3 INCOME AND EXPENSE STATEMENTS. Unaudited detailed income and expense statements for calendar years 1994 and 1995 and the first quarter of 1996 (or such shorter period with respect to Hotels acquired by Sellers in 1994 or later) for the Hotels will be made available for Buyer's inspection.

             5.1.4 MANAGEMENT AGREEMENTS. Copies of the Management Agreements, the Fort Lauderdale License Agreement and the Bloomington Sponsorship Agreement will be made available for Buyer's inspection.

             5.1.5 TITLE INFORMATION. The existing surveys) title insurance policies, and other title information in the possession of Sellers, Managers or their Affiliates will be made available for Buyer's inspection.

             5.1.6 MISCELLANEOUS. Subject to the provisions of Sections 5.2,
5.13 and 5.14 hereof, Sellers will also make available such other documents and information as may be requested by Buyer or as Sellers may determine is appropriate in connection with Buyer's inspection of the Hotels, including, Without limitation, information and documentation relating to the matters described in Section 5.3 hereof.

         5.2 CERTAIN CONFIDENTIAL INFORMATION. Buyer acknowledges and agrees that Sellers or Affiliates of Sellers may have the following confidential information concerning the Hotels: state and federal income tax returns and filing information, internal evaluations and appraisals, loan files pertaining to mortgage financing provided by an Affiliate of Sellers to Sellers' predecessors in title to each of the Hotels, personnel files relating to discharged employees of the Hotels, and privileged attorney-client communications. Buyer disclaims any interest in examining any such confidential information and acknowledges and agrees that Sellers and Affiliates of Sellers may withhold such information from Buyer, and that the withholding of such information is not in violation of any duty or obligation owed to Buyer under this Agreement or otherwise, regardless of the content thereof. Buyer and Sellers ratify and affirm the Confidentiality Agreement and agree that any documents delivered under this Agreement are subject to the Confidentiality Agreement. Nothing in this Agreement shall be deemed a modification or waiver of the Confidentiality Agreement, and in the event of a conflict between the Confidentiality Agreement and this Agreement, the terms of the Confidentiality Agreement will control.

         5.3 SPECIFIC DISCLOSURES. Buyer acknowledges and agrees that Sellers have made certain specific disclosures concerning certain of the Hotels, and that notwithstanding such disclosures, Buyer desires to proceed with the Transaction, including without limitation, the deposit of the Earnest Money Deposits. Buyer acknowledges and agrees that the descriptions of the disclosures set forth in this Section (the "Specific Disclosures") are intended only as a summary of certain disclosures made to Buyer and not as a complete disclosure of the full scope of the problems, defects, and conditions identified and disclosed by Sellers to Buyer with respect to each Hotel. Buyer understands that such problems, defects, and conditions may be more extensive than indicated in the following summaries or in other information furnished to Buyer by

Sellers. Buyer also understands that such problems, defects, and conditions may not be curable in all cases, and that if curable, the cost may exceed Buyer's expectations.

             5.3.1 ACQUISITION OF HOTELS. Each of the Hotels was acquired by its respective Sellers either through foreclosure or the acceptance of a deed in lieu of foreclosure on the respective dates described in Schedule 5.3.1. As a result, Sellers have little, if any, operational information with respect to the Hotels prior to the ownership thereof by Sellers.

             5.3.2 THE BLOOMINGTON HOTEL. According to local press reports, expansion of the existing airport facilities is under consideration, which expansion may include the development of a new east-west runway which could impact the Bloomington Hotel.

             5.3.3 THE FORT LAUDERDALE HOTEL.

                   5.3.3.1 ADA COMPLIANCE. On January 16, 1996, a complaint was filed in the U.S. District Court, Southern District of Florida, alleging that the Fort Lauderdale Hotel violates the ADA and seeking certain injunctive relief. The Fort Lauderdale Seller is negotiating a settlement With the plaintiff whereby certain modifications would be performed to the Fort Lauderdale Hotel and the case would be dismissed. The settlement will probably require certain modifications to be made immediately and others that would be required to be performed after the Closing Date.

                   5.3.3.2 EXTERIOR GLASS. The Fort Lauderdale Seller is investigating deficiencies with the Fort Lauderdale Hotel's exterior window glass.

             5.3.4 THE KANSAS CITY HOTEL.

                   5.3.4.1 CABLE AGREEMENTS. The Kansas City Hotel is serviced by a cable television service provider that is engaged in various disputes concerning the term of its agreement and ownership rights to cable installed in the Kansas City Hotel. The existing contract with the cable television provider runs through September 6, 1996, and notice of intent to terminate must be given by the owner of the Kansas City Hotel before June 8, 1996.

                   5.3.4.2 TENANT LEASE EXPIRATION. The existing office lease with Smith Barney, Inc. will expire prior to Closing and the Kansas City Seller has engaged a broker to assist in locating a new tenant.

             5.3.5 THE PHILADELPHIA HOTEL.

                   5.3.5.1 LABOR ELECTION. The Engineering Department of the Philadelphia Hotel recently elected to join the Teamsters Union and the Housekeeping Department has filed a petition with the National Labor Relations Board seeking a union election.



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
                   5.3.5.2 MANAGEMENT AGREEMENT. By letter dated January 2, 1996, counsel for the Philadelphia Seller notified the Philadelphia Manager of its intent to terminate the Philadelphia Management Agreement effective sixty
(60) days after the date of such notice. By letter dated January 15, 1996, counsel for the Philadelphia Seller notified the Philadelphia Manager that the Philadelphia Seller either would require any subsequent manager to hire not less than 66 2/3% of the Employees of the Philadelphia Hotel or would extend the termination notice period to the extent necessary to comply with the requirements of the WARN Act. Copies of these letters have been provided to Buyer.

                   5.3.5.3 EQUITABLE MORTGAGE. A claim of a right to an equitable mortgage has been asserted in a lawsuit styled "HCB Contractors v. Liberty Place Hotel Associates," now pending in the United States District Court for the Eastern District of Pennsylvania as Civil Action No. 91 CV 5350.

                   5.3.5.4 AIR RIGHTS. Substantially all of the Philadelphia Real Property consists of air rights and certain appurtenances thereto.

             5.3.6 THE WALTHAM HOTEL. Environmental studies performed on behalf of the Waltham Owner have disclosed the potential for contamination to the Waltham Real Property remaining after remediation efforts that were performed by a prior owner of the Waltham Real Property and before construction of the Hotel. Notices concerning the potential contamination have been sent to agencies of the Commonwealth of Massachusetts.

         5.4 ASSIGNABILITY OF RIGHTS. Buyer has the obligation to determine the assignability of the Third Party Agreements, the Management Agreements, the LAX Ground Lease, the Bloomington Sponsorship Agreement and the Fort Lauderdale License Agreement. Sellers will cooperate with Buyer and will use diligent efforts (but will not be obligated) to obtain any consents required in connection with an assignment of the Management Agreements, the Fort Lauderdale License Agreement, the Bloomington Sponsorship Agreement, Third Party Agreements, and the LAX Ground Lease described in the LAX Assignment of Lessee's Interest. The Management Agreements, Third Party Agreements, and the LAX Ground Lease are confidential and will not be distributed or disclosed by Buyer to any person or entity not associated with Buyer. If the Transaction fails to close for any reason whatsoever, Buyer will return to Sellers all of the Documents which Sellers have delivered to Buyer in accordance with this Section 5.4 and will not retain any copies thereof. THE FURNISHING OF ANY MATERIALS, DOCUMENTS, REPORTS OR AGREEMENTS DESCRIBED ABOVE WILL NOT BE INTERPRETED IN ANY MANNER AS A REPRESENTATION OR WARRANTY OF ANY TYPE OR K[ND BY SELLERS OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, OR OTHER PARTY RELATED IN ANY WAY TO SELLERS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE TRUTH OR ACCURACY OF ANY WARRANTY, REPRESENTATION, OR STATEMENT OF FACT MADE THEREIN.

         5.5 INSPECTION OF HOTELS. During the Full Inspection Period, Buyer covenants and agrees that it will inspect the Hotels at its sole cost and expense. Buyer will also (i) examine the books and records of each of the Hotels; (ii) interview the Managers with respect to the operation and management of the Hotels; (iii) interview the general manager of each of the Hotels and other key employees; (iv) examine the physical structures; environmental condition and, the FF&E of each Hotel; (v) review the Management Agreements, the Fort Lauderdale License Agreement, the Bloomington Sponsorship Agreement and Third Party Agreements; (vi) conduct studies to determine compliance of the Hotels with the Legal Requirements; and (vii) otherwise CONDUCT A COMPLETE AND THOROUGH INVESTIGATION AND EXAMINATION OF THE HOTELS EMPLOYING THE HIGHEST LEVELS OF DUE DILIGENCE. To the extent Buyer does not presently have available its own employees to conduct such examinations and inspections, Buyer will retain such consultants, independent contractors, and other professional advisors as necessary to enable it to fulfill its obligation to employ the highest levels of due diligence. Buyer will provide Managers with reasonable prior written notice regarding the scope and execution of such studies, and shall not unreasonably disturb or interfere with the operation, management or use of the Hotels by the Managers, or Sellers, or Sellers' agents, or any tenant of the Hotels or by any such tenant's customers, invitees or guests, not unreasonably interfere with or disturb any guest or occupant or customer of the Hotels, and not damage or affect the physical structure or the appearance of the Hotels in any way. Buyer will be responsible for any and all losses, damages, charges and other costs associated with such inspections and studies, and Buyer covenants and agrees to return the Hotels to the same condition as existed prior to such inspections and studies. Buyer agrees not to allow any liens to attach against the Hotels as a result of such inspections and studies and agrees to indemnify and hold Sellers harmless from and against any and all claims, charges, actions, costs, Suits, damages, injuries, or other liabilities which arise, either directly or indirectly from Buyer or its agent's or employee's entry onto the Hotels prior to Closing. The obligation provided in the immediately preceding sentence will survive the Closing. Notwithstanding any provision of this Agreement to the contrary, no failure on the part of Buyer to perform any specified level of due diligence shall be asserted by any Seller, whether or not in connection with any litigation, (i) as a default by Buyer under this Agreement, (ii) as the failure of a covenant under this Agreement pursuant to Section 8.2.2, (iii) as an action giving rise to a claim by any Seller for damages or a right to specifically enforce such covenant, or (iv) as an action, in whole or in part, that mitigates or excuses Sellers' obligations and covenants under this Agreement.

         5.6 PRELIMINARY INSPECTION PERIOD. Not later than 5:00 p.m. Eastern Daylight Time on the third business day after the execution and delivery of this Agreement by the last executing party, Buyer and Sellers shall designate a mutually acceptable engineering firm (the "Inspecting Engineer") to be retained by Buyer at Buyer's sole expense to conduct an investigation (the "Preliminary Inspection") of the soundness of the structural components of improvements constituting a part of the Real Property and the adequacy and condition of the mechanical, electrical and plumbing, elevator, and HVAC systems and components thereof (collectively, the "Major Building Systems"). Sellers will have the right to review and approve the terms of the engagement of the Inspecting Engineer, including the scope of the work the Inspecting Engineer will be asked to perform. The Preliminary Inspection must be conducted and completed prior to the expiration of the Preliminary Inspection Period. The Inspecting Engineer will be required to submit to Buyer a written report of the Preliminary Inspection, an original of which Buyer will promptly provide to Sellers prior to the expiration of the Preliminary Inspection Period. The written report will identify any Major Defects discovered by the Inspecting Engineer during the course of the Preliminary Inspection and will include the Inspecting Engineer's estimate of the cost to correct any Major Defects.

             5.6.1 MAJOR DEFECTS. For the Purposes of this Agreement, the term "Major Defects" shall mean with respect to the Major Building Systems only those conditions which in the reasonable, good faith opinion of the Inspecting
Engineer: (i) render one or more of the Major Building Systems (or any component thereof) inadequate to serve its intended purposes and require repair or replacement to permit operation of the Hotels at the existing levels of operation without any extraordinary increase in maintenance operating or replacement costs; (iii) render economically impractical the continued operation of the affected Hotel as it is presently being operated; or (iv) present danger to life and property or fail to conform to Legal Requirements. NO MATTERS OTHER THAN THOSE WHICH ARE DESCRIBED IN THE PRECEDING CLAUSES (i), (ii) AND (iii) OF THIS SECTION 5.6.1 WILL QUALIFY AS MAJOR DEFECTS, AND NOTWITHSTANDING THE FOREGOING, THE FOLLOWING MATTERS SHALL NOT CONSTITUTE MAJOR DEFECTS, REGARDLESS OF WHETHER THEY WOULD OTHERWISE BE INCLUDED WITHIN THE SCOPE OF CLAUSES (i),
(ii) AND (iii)) OF THIS SECTION 5.6.1: (A) ANY MATTER DISCLOSED TO BUYER IN
SECTION 5.3 OF THIS AGREEMENT, (B) ANY MATTER, THE CORRECTION OF WHICH IS CONTEMPLATED UNDER ANY EXISTING BUDGET FOR ANY OF THE HOTELS AS A MATTER TO BE CORRECTED DURING THE ORDINARY COURSE OF BUSINESS AND WHICH SELLERS HAVE COMPLETED ON OR PRIOR TO CLOSING, OR (C) ANY FAILURE OF ANY COMPONENT OF THE HOTELS TO CONFORM TO THE REQUIREMENTS OF THE ADA (OTHER THAN THE MATTERS DESCRIBED ON SCHEDULE 7.2.12) OR TO ANY ENVIRONMENTAL LAWS; OR (D) ANY INEFFICIENCY OR OBSOLESCENCE DUE TO AGE, AS LONG AS THE MAJOR BUILDING SYSTEM IS OTHERWISE IN WORKING ORDER AND HAS BEEN PROPERLY MAINTAINED.

             5.6.2 COST OF CURING MAJOR DEFECTS. Unless objected to by Sellers, the cost of correcting all Major Defects shall be the amount of the Inspecting Engineer's estimate (referred to as the "Cost of Defects"). In the event Sellers object to the identification by the Inspecting Engineer of a Major Defect or object to the Inspecting Engineer's estimated cost of curing any identified Major Defect, Sellers may provide written notice of Sellers' objection to Buyer, and Sellers and Buyer agree to act diligently and in good faith to resolve Sellers' objections as promptly as reasonably practicable. If the parties are unable to resolve Sellers' objection within five days after receipt by Buyer of Sellers objections, then Sellers, may notify Buyer of Sellers' intention to retain an independent engineering firm selected and paid for by Sellers subject to Buyer's reasonable approval to review the report of the Inspecting Engineer and to make independent determinations of whether any particular facts and conditions give rise to a Major Defect, and if so, to provide an independent estimate of the cost of curing the Major Defect. Failure by Sellers to give such notice within said five (5) day period shall for all purposes hereof be deemed to be and constitute acceptance by Sellers of the determination of the Inspecting Engineer as to the existence and cost to repair of any Major Defects identified by the Inspecting Engineer. Any independent engineering firm retained by Sellers (the "Reviewing Engineer") must complete its investigation and provide a written report thereof to the Sellers and Buyer not later than fifteen days after Sellers notice to Buyer of Sellers' intention to retain an independent engineering firm, which report shall specify those Major Defects identified in the Inspecting Engineer's report which, in the reasonable good faith opinion of the Reviewing Engineer do not qualify as Major Defects and shall further provide an estimate by the Reviewing Engineer of the cost of correcting those Major Defects with respect to which the Reviewing Engineer disagrees with the estimate of the Inspecting Engineer. Upon receipt of the report of the Reviewing Engineer, the Inspecting Engineer will review the report of the Reviewing Engineer and if the Inspecting Engineer agrees with the determinations of the Reviewing Engineer, then the report of the Reviewing Engineer may be adopted in whole or in part as the report of the Inspecting Engineer and shall be binding and conclusive upon the parties to the extent so adopted. If the Inspecting Engineer disagrees with any portions of the report of the Reviewing Engineer, then not later than five days after receipt by the Inspecting Engineer of the report of the Reviewing Engineer, the Inspecting Engineer and the Reviewing Engineer will select a third engineering firm which shall be directed to review the reports and conclusions of the two engineers and to resolve any differences between the two reports. The determination of the third engineering firm shall be binding and conclusive upon the parties for all purposes. Sellers and Buyer will each pay one half of the costs and expenses of such third engineering firm.

         5.7 BUYER'S DISCRETIONARY RIGHT TO TERMINATE. During the Continuing Inspection Period, Buyer shall have the right to terminate this Agreement if Buyer determines that the Hotels or The Management Agreements, the Fort Lauderdale License Agreement, the Bloomington Sponsorship Agreement and the Third Party Agreements are not satisfactory to Buyer, or Buyer otherwise elects not to pursue the purchase of the Hotels for any reason. Any such election shall be in writing, and upon receipt thereof by Sellers, this Agreement will terminate with respect to any and all obligations of the parties hereto with respect to further performance of any obligations arising under or out of this Agreement. In the event Buyer elects to terminate this Agreement pursuant to this Section 5.7, the entire amount of the Initial Earnest Money Deposits shall be nonrefundable. Promptly upon any such termination, Escrow Agent shall pay over to Sellers the entire amount of the Preliminary Earnest Money Deposit, together with all interest earned thereon.

         5.8 CONTINUING AGREEMENT. If Buyer does not elect to terminate this Agreement during the Continuing Inspection Period, then: (i) this Agreement will remain in full force and effect; (ii) Buyer will deposit the Additional Earnest Money Deposit not later than the time specified in Section 3.2.4, and (iii) BUYER WILL BE DEEMED TO HAVE ACCEPTED THE HOTELS ON AN "AS IS" BASIS, SUBJECT TO THE PROVISIONS OF ARTICLES VII, VIII, IX, XI AND XII AND THE TERMS AND CONDITIONS OF THE CONVEYANCE DOCUMENTS. In the event Buyer does not elect to terminate this Agreement prior to the expiration of the Full Inspection Period, then the sole obligation of the Sellers with respect to the physical condition of the Hotels will be to deliver possession of the Hotels to Buyer in substantially the same physical condition (excluding normal wear and tear) as existed on the last day of the Full Inspection Period. Subject to the provisions of Articles VII, VIII, IX and XII, BUYER HAS AGREED TO ACCEPT POSSESSION OF THE HOTELS ON THE CLOSING DATE ON AN "AS IS" BASIS. SELLERS AND BUYER AGREE THAT THE HOTELS WILL BE SOLD "AS IS," AND, EXCEPT AS SET FORTH IN SECTION 6.2 HEREOF, SUCH SALE WILL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND SELLERS DO HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY.

         5.9 AS IS DEFINED. For purposes of this Agreement, the term "As Is" means, as and where the Hotels presently exist as of the last day of the Inspection Period, including, without limitation, all faults, defects, claims, liens, and other conditions of every kind or description with respect to (a) the physical and environmental condition of the Hotels (including defects seen and unseen and conditions natural and artificial), (b) provided there exists no Failure of Title to the Real Property as disclosed by Buyer's title examination,
(c) provided there exists no Failure of Title to the FF&E, (d) Sellers' rights and liabilities under the Management Agreements, the Fort Lauderdale License Agreement, the Bloomington Sponsorship Agreement and the Third Party Agreements,
(e) Sellers' rights, title, and interest in and to the Intangibles, (f) all laws, ordinances, rules and regulations to which the Hotels are subject under any applicable governmental or regulatory jurisdiction, (g) the financial operations of the Hotels, (h) all claims, demands, actions, or causes of action that relate in any way to the Hotels or the ownership and operation thereof, whether known or unknown, and (i) all other matters related in any way to the ownership and operation of the Hotels, whether known or unknown, subject in each case to the obligations of. Sellers under Articles VII, VIII, IX, XI and XII and the terms of the Conveyance Documents.

         5.10 ACCESS TO THE HOTELS. Buyer or a representative of Buyer will have access to the Hotels (subject to the rights of guests of the Hotels and the rights of others under the Management Agreements, the Fort Lauderdale License Agreement, the Bloomington Sponsorship Agreement and the Third Party Agreements) prior to the Closing during normal business hours provided Buyer notifies Sellers a reasonable period in advance of the time Buyer desires access to the Hotels and Buyer is accompanied by a representative of Sellers during any such visit to the Hotels or to any one of them. In addition to the foregoing rights of access, Buyer will have the right, from and after expiration of the Full Inspection Period, to designate up to three employees of Buyer or its Affiliates, which employees will have access to the Hotels for the purposes of monitoring Sellers' obligations under Article VII and generally preparing for transfer of the Hotels upon the Closing Date.

         5.11 OPERATION AND MAINTENANCE PRIOR TO CLOSING. Notwithstanding Buyer's right to purchase the Hotels pursuant to this Agreement, Sellers hereby retain, subject to the conditions, limitations and covenants of Sellers set forth in Article VII, all rights to own, operate, lease, contract or otherwise exercise the rights of ownership of the Hotels prior to Closing without the consent or approval of Buyer.

         5.12 HAZARDOUS MATERIALS. Sellers make no representations or warranties whatsoever to Buyer regarding: (i) compliance with any Environmental Laws or other Legal Requirements, or (ii) the presence, location or scope of any materials, waste, contaminates, pollutants, or other substances or conditions which are toxic, dangerous, radioactive, disease causing, carcinogenic, infectious, caustic, or contain petroleum products or by-products, asbestos, heavy metals, or are defined as toxic, dangerous to health or otherwise hazardous by reference to an Environmental Laws. During the Inspection Period, Buyer will make such studies and investigations, conduct such tests and surveys and engage such independent contractors, environmental engineers, environmental consultants, and experts as necessary to enable Buyer to evaluate any and all environmental risks associated with the ownership and operation of the Hotels.

         5.13 AVAILABILITY OF INFORMATION FROM SELLERS. Buyer acknowledges that it understands that Sellers have files and documents regarding the Hotels in more than one location. BUYER ASSUMES THE RESPONSIBILITY TO NOTIFY SELLERS OF THE FILES AND DOCUMENTS BUYER WISHES TO INSPECT. ALL SUCH FILES AND DOCUMENTS (OTHER THAN CONFIDENTIAL INFORMATION OF THE TYPE IDENTIFIED IN SECTION 5.2) WILL BE MADE AVAILABLE FOR BUYER'S INSPECTION, REVIEW AND COPYING AND SELLERS SHALL USE REASONABLE EFFORTS TO COLLECT SUCH DOCUMENTS AND FILES FOR SUCH INSPECTION, REVIEW AND COPYING AT SELLERS' OFFICE AT 730 THIRD AVENUE, NEW YORK, NEW YORK 10017, AND TO OTHERWISE FACILITATE SUCH ACTIVITIES BY BUYER. Buyer has been informed that Sellers' files may not be complete in all respects and that Sellers may not have complete information concerning the Hotels or any one of them, particularly with respect to any period prior to ownership by Sellers. Much of the information that Sellers have about the Hotels was obtained from third parties; therefore, such information may not be accurate or complete, and Buyer understands and agrees that such information should not be relied upon and should be verified to Buyer's satisfaction during the Inspection Period.

         5.14 INFORMATION FROM SELLERS' AGENTS. Subsequent to the date of this Agreement, Buyer may request from the Hotel Managers and the other parties to the Third Party Agreements and from other agents, employees, and independent contractors of the Sellers certain information or opinions regarding the Hotels or some aspect of the Hotels, and their history, condition or prospects for future use or development by Buyer. Although Sellers are willing to cooperate with Buyer, and Sellers will instruct their respective agents, employees, independent contractors and Hotel Managers to cooperate with Buyer, SELLERS ARE UNWILLING TO SELL THE HOTELS UNLESS SELLERS ARE RELEASED FROM LIABILITY BY BUYER FOR (i) STATEMENTS OR OPINIONS MADE BY OR INFORMATION FURNISHED BY SELLERS' AGENTS UNLESS THE STATEMENTS OR OPINIONS ARE INCORPORATED AS SELLERS REPRESENTATIONS INTO THIS AGREEMENT OR THE CLOSING DOCUMENTS EXECUTED BY SELLERS, OR (ii) INFORMATION WITHHELD BY SELLERS' AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS, AND HOTEL

MANAGERS UNLESS SUCH INFORMATION WAS WITHHELD FROM BUYER AT THE EXPRESS DIRECTION OF AN OFFICER OF ONE OF THE SELLERS AND WAS UNKNOWN TO THE BUYER.

         5.15 BUYER CERTIFICATE AND RELEASE. It is a condition precedent to the obligations of Sellers under this Agreement that the Certificate and Release attached hereto as Exhibit A be fully executed by Buyer and delivered to Sellers at Closing. The Certificate and Release certifies the truth and accuracy as of. Closing of the statements of fact, together with supporting documentation, as set forth in this Section. The Certificate and Release is intended to reflect and support the fact that Buyer and consultants, independent contractors, and other professional advisors of Buyer's choice have (or could have) (i) physically inspected the Hotels, (ii) determined the fair market value of the Hotels in their As Is condition, (iii) analyzed the present and projected uses of the Hotels, (iv) independently verified the completeness and accuracy of the Information Documents and all other information provided by Sellers and/or their agents which Buyer deems necessary or material to close the Transaction, and (v) independently tested and examined the Hotels from a physical, structural and environmental standpoint, and (vi) otherwise conducted a complete and thorough investigation and examination of the Hotels, employing prudent due diligence and that Buyer accepts the Hotels As is. The Certificate and Release further releases Sellers from and waives all claims against and liability of Sellers to Buyer for any structural, physical or environmental condition at the Hotels and further releases Sellers from and waives all liability of Sellers to Buyer for any and all claims or causes of action based on, connected with or arising out of, any Environmental Laws, requirement or liability imposed under the ADA or any other Legal Requirements or otherwise asserted against the Hotels or Sellers or Buyer by any person or entity whatsoever. The Certificate and Release confirms that Buyer is not relying upon any representation, inducement or unperformed promise of. Sellers or Sellers' agents except to the extent such inducement, representation or unperformed promise is set forth herein, in the Certificate or the Closing Documents to be executed by Sellers.

         5.16 ANTITRUST NOTIFICATION. Buyer and Sellers will promptly determine whether the Transaction is subject to the notification requirements of the HSR Act and, if such approval is required, will complete any required reports and file with the appropriate governmental agencies the notification and report form required and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act. It will be a condition of Closing that the filing and waiting period requirements of the HSR Act relating to the Transaction have been complied with in all material respects and that both Sellers and Buyer have obtained clearance, to the extent required under the HSR Act, to the Transaction. Sellers and Buyer will make a request for an early termination of the waiting period requirements. Each party will be responsible for all filing fees, application fees and other fees payable in connection with any filing or submission made by such party pursuant to the HSR Act.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES


         6.1      Buyer. Buyer represents and warrants to Sellers as follows:

                  6.1.1 CORPORATE AUTHORITY. Buyer has full power and authority to enter into this Agreement and to assume and perform all of Buyer's obligations under this Agreement, and the person executing this Agreement on behalf of Buyer has been duly authorized and is empowered to bind Buyer to this Agreement.

                  6.1.2 SOPHISTICATED BUYER. Buyer is an experienced investor that specializes in the investment in and ownership and operation of hotel properties in geographically diverse markets. As such, it is a sophisticated real estate owner, investor and manager with particular experience in the acquisition, ownership and operation of hotels similar to the Hotels. Buyer warrants and represents that it has the ability through its own employees, or through agents, independent contractors, consultants or other experts with whom it has a relationship, to evaluate fully the investment characteristics of the Hotels and to assess fully all issues pertaining to title to the Real Estate and the FF&E, the value of the Consumables, the rights and liabilities of Sellers and Buyer as the successor to Sellers under the Management Agreements, the License Agreement, the Sponsorship Agreement and the Third Party Agreements, the value of each of the Hotels, the past performance of each of the Hotels, the projected performance of each of the Hotels, the structural integrity and soundness of all improvements and structures located on the Real Estate, the environmental condition of each of the Hotels, and the compliance of the Hotels and the operation and management thereof with all Legal Requirements. Accordingly, Buyer warrants and represents that, except for the representations and warranties expressly made by Sellers in this Agreement, Buyer has not and will not rely upon any warranty, representation, statement of fact, or other information made by or furnished by or on behalf of Sellers or any of their Affiliates, but is relying solely on its own investigations, assessments, evaluations, and those of its own employees, agents, independent contractors, consultants, and other experts with whom it is dealing in connection with this Transaction.

         6.2      SELLERS. Sellers represent and warrant to Buyer as follows:

                  6.2.1 ORGANIZATION AND GOOD STANDING. Each of the Sellers is duly organized, validly existing and in good standing under the laws of the State of its organization and is qualified to do business and is in good standing in the state in which such Seller's Hotel is located.

                  6.2.2 AUTHORITY. Each of Sellers has the full power and authority to enter into this Agreement and to assume and perform all of its respective obligations under this Agreement and the person executing this Agreement on behalf of each of them has been duly authorized and is empowered to bind each of such Sellers. This Agreement constitutes the valid and legally binding obligation of each of the Sellers (other than the San Diego Seller), and is enforceable in accordance with its terms and conditions.

                  6.2.3 SPECIAL PARTNERSHIP NOTICE. Buyer has been informed and understands that the owner of the San Diego Hotel is a California general partnership in which the San Diego Seller Managing Partner, an Affiliate of Sellers, is the managing general partner. Under the terms of the partnership agreement pursuant to which the San Diego Seller was formed, the San Diego Seller Managing Partner is obligated to provide notice to the San Diego Seller Non-Managing Partners of any proposed sale of the San Diego Hotel accompanied by a copy of the offer that the San Diego Seller desires to accept and Sellers have provided such notice on or prior to execution and delivery hereof.

                  6.2.4 NONCONTRAVENTION. To the best of Sellers' Knowledge, neither the execution and the delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated in this Agreement will (i) cause a material violation of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Sellers or the San Diego Managing Partner are subject or any provision of the certificate of incorporation, bylaws or partnership agreement of Sellers or the San Diego Seller Managing Partner, or
(ii) cause a material conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement set forth on Schedules B, C, D, other than those for which Required Consents shall be obtained or those which would not have a material adverse effect with respect to the Hotels taken as a whole. To the best of Sellers' Knowledge, none of the Sellers nor the San Diego Seller Managing Partner needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated in this Agreement.

                  6.2.5 NO LITIGATION. Except for the Specific Disclosures and as set forth on Schedule 6.2.8, to the best of Sellers' Knowledge there is no litigation, claim, action or proceeding, actual or threatened, by any person, entity or governmental agency which would materially and adversely affect the use or occupancy of any of the Real Property or operation of the Hotel located thereon or any part thereof.

                  6.2.6 INCOME AND EXPENSE STATEMENTS. To the best of Sellers' Knowledge, the Income and Expense Statements fairly and accurately reflect the financial operation of the Hotels as of the date of each such statement.

                  6.2.6.1 OMITTED LIABILITIES. In the event Buyer claims that the Income and Expense Statements and state the net operating income of the Hotels or otherwise fail to disclose any Liabilities (other than extraordinary, non-recurring expenses) which, under generally accepted accounting principles consistently applied, should have been included as an expense on the Income and Expense Statements but was omitted, as finally determined pursuant to Section
6.2.6.2 hereof (referred to as the "Omitted Liabilities"), then Buyer must notify Sellers in writing of its claim prior to 5:00 p.m. Eastern Daylight Time on June 12, 1996. Any such notice must state in detail the basis for Buyer's calculation of the aggregate amount of all Omitted Liabilities, broken down by Hotel. Omitted Liabilities will not include any amounts attributable to adjustments to depreciation, amortization and accrual schedules adopted by Sellers or Managers, but the foregoing exclusion shall not apply to disputes regarding the inclusion of any items appearing on such schedules.

                  6.2.6.2 DISPUTE RESOLUTION. In the event Sellers disagree in any respect with Buyer's notice provided in Section 6.2.6.1, the parties agree to act diligently and in good faith to resolve their differences. In the event the parties have not resolved their differences within five days from the date Sellers receive such notice, Sellers may then retain at their expense their own independent certified public accounting firm to review such notice and Buyer's calculation of the Omitted Liabilities and submit a report to Buyer within fifteen days from the expiration of said five day period. Buyer and Seller will then instruct their respective independent certified public accounting firms to confer in good faith in an effort to resolve the differences of the parties with respect to the any continuing differences with respect to the Omitted Liabilities. Any resolution by the two independent certified public accounting firms will be binding and conclusive upon the parties for all purposes of this Agreement. In the event the two independent certified accounting firms are unable to resolve the differences within five days after the expiration of said fifteen day period, then the two accounting firms shall be instructed by the parties to agree upon a third independent certified public accounting firm that will be instructed to resolve the differences of the parties and their respective accountants with respect to the Omitted Liabilities and the determination of the third accounting firm will be binding and conclusive on the parties for all purposes of this Agreement. The cost of the third accounting firm will be divided equally between Buyer and Sellers. The Closing Date will be extended to the extent necessary to resolve differences with respect to the calculation of the Omitted Liabilities. Notwithstanding the foregoing, if Buyer retains the same accounting firm (with the same engagement partner) as prepared the Income and Expense Statements, then the determination by such accounting firm shall be binding and conclusive upon Buyer and Seller with respect to the existence of and calculation of Omitted Liabilities.

                  6.2.6.3 COST OF OMITTED LIABILITIES. In the event the aggregate amount of all Omitted Liabilities exceeds the sum of $450,000, then and only then the Cost of Omitted Liabilities will be included in the calculation of the Deficiency Amount for the purposes of determining the amount, if any, of the Purchase Price Adjustment pursuant to Section 3.4 hereof and the right of Seller's to elect to terminate this Agreement as provided in Section
3.5 hereof. For the purposes of this Agreement, the "Cost of Omitted Liabilities" shall be equal to $3,000,000 plus the quotient obtained by dividing
(i) the aggregate amount of all Omitted Liabilities (as finally determined in accordance with the provisions of Section 6.2.6.2) exceeding $450,000, by, (ii) a capitalization rate of 12%. In the event the Omitted Liabilities are equal to or less than $450,000, then there shall be absolutely no Purchase Price Adjustment on account of any Omitted Liabilities.

                  6.2.6.4. RECIPROCAL ADJUSTMENT. To the extent the Income and Expense Statements for the Philadelphia and Fort Lauderdale Hotels are determined through the dispute resolution process of Section 6.2.6.2 to understate the net operating income of those Hotels and the result thereof is that the net operating income of the Hotels is understated, then the calculation of the Cost of Omitted Liabilities will be reduced (but not below zero) following as closely as possible reciprocal calculations to those set forth in Section 6.2.6.3.

                  6.3 WAIVER OF BREACH. If Buyer obtains actual knowledge of any breach of any of the warranties and representations of Sellers in Section 6.2 hereof prior to the Closing Date, but proceeds to consummate the Closing pursuant to the terms of this Agreement, Buyer will be deemed to have waived any such breach and will have no rights or remedies with respect thereto after Closing.

                  6.4 REMEDY FOR BREACH. With respect to any breach of a warranty or representation in Section 6.2 of which Buyer becomes aware only after Closing, Buyer shall have only such rights and remedies in respect thereof as shall be specifically provided in the Mutual Indemnity and Buyer hereby waives and releases any other claim or right in respect of such breach.

                  6.5 SURVIVAL AND LIMITATION DATE. Buyer and Sellers hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought by Buyer against Sellers for breach of this Agreement or any representations or warranties under this Agreement or arising out of or in connection with this Transaction will be forever barred unless Buyer (a) delivers to Sellers, no later than one year after the Closing Date (or such longer period as may be specified in any express warranty hereunder), a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Buyer's good faith estimate of darn ages arising out of such claim, and (b) files a complaint or petition against Sellers alleging such claim in an appropriate Federal District Court no later than one year after the Closing Date ("Limitation Date"). All of Buyer's warranties and representations and all indemnities by Buyer and Sellers which indemnities are specifically stated to survive the Closing, will survive both the Closing and the Limitation Date and will not merge into the Deeds, and will be enforceable at any time by Sellers or the indemnified party, as applicable.


                                  ARTICLE VII
                             PRE-CLOSING COVENANTS

         7.1 SELLERS' COVENANTS PRIOR TO EXPIRATION OF FULL INSPECTION PERIOD. Sellers hereby covenant with and for the benefit of Buyer that from and after the Effective Date up to and including the Closing Date (or the sooner termination of this Agreement):

                  7.1.1 OBLIGATIONS. Each and every material undertaking and obligation of Sellers under this Agreement shall be performed in all material respects by Sellers when due.

                  7.1.2 COMPLIANCE WITH LAWS. Sellers will use commercially reasonable good faith efforts to cause the Managers to comply in all material respects at all times with all Legal Requirements pertaining to the ownership, use or occupation of the Real Property or operation of the Hotels.

                  7.1.3 INSURANCE. Sellers shall keep the Hotels insured against all usual risks pursuant to existing insurance policies maintained in the Ordinary Course of Business.

                  7.1.4 OPERATION AND CONDITION PENDING CLOSING. Sellers shall use its reasonable efforts to preserve, protect and maintain the Hotels in substantially the same condition as exists on the Effective Date, will operate the Hotels as going concerns consistent with the Ordinary Course of Business, and will continue to enforce the Sellers' rights under the Third Party Agreements and the Management Agreements in accordance with Sellers' presently existing business practices, and Sellers will not, individually or in the aggregate, nor direct any Managers to, engage in any action or enter into any transaction outside the Ordinary Course of Business, except as may be authorized or required pursuant to this Agreement and except for casualty or other events contemplated by Article XII hereof.

                  7.1.5 COOPERATION. Sellers will act in a commercially reasonable good faith manner to cooperate with Buyer in connection with the Transaction, including, without limitation, cooperating with Buyer's accountants in developing audited or auditable financial information for inclusion in any filings with the Securities and Exchange Commission. Sellers will provide to Buyer copies of all documents reasonably requested by Buyer, including, without limitation, the documents described on the schedules attached hereto.

                  7.1.6 INCOME AND EXPENSES. Sellers shall cause, at Sellers' expense, Sellers' Accountants to certify to Buyer the audited financial statements which had been previously certified to Sellers for 1995.

         7.2 SELLERS' COVENANTS AFTER EXPIRATION OF FULL INSPECTION PERIOD. In addition to the foregoing, and without limiting the generality thereof, from and after the expiration of the Full Inspection Period and provided Buyer has not elected to terminate this Agreement pursuant to Section 5.6, except for transactions expressly approved in writing by Buyer, Sellers shall:

                  7.2.1 INVENTORIES. Use commercially reasonable good faith efforts to cause the Managers to maintain inventories of Consumables substantially at current levels, except for sales in the Ordinary Course of Business.

                  7.2.2 INSURANCE. Use commercially reasonable good faith efforts to cause the Managers to keep in full force and effect all insurance for the benefit of employees of the Hotels, all liability insurance, and all bonds on personnel presently carried.

                  7.2.3 AGREEMENTS. Not enter into or agree to enter into any lease, contract, purchase or sale order, or other obligation or commitment regarding the Hotels which involves an expenditure, obligation, purchase or sale unless such obligation or commitment is entered into in the Ordinary Course of Business or can be fully performed or terminated without a substantial premium or penalty upon not more than sixty (60) days prior written notice.

                  7.2.4 LIENS. Not incur any liens with respect to any of the Real Property or the Hotels, other than any such liens which will be removed or otherwise satisfied or cured at the Closing as provided herein.

                  7.2.5 OBLIGATIONS. Pay when due all bills for labor or services for work performed on or with respect to the Real Property or the Hotels, not breach in any material respect or violate in any material respect the terms of any covenants) restrictions, easements or agreements, affecting the Real Property or the Hotels, and otherwise substantially perform all of the material obligations of Sellers to be performed pursuant to the terms of the Third Party Agreements and the Management Agreements.

                  7.2.6 TITLE EXCEPTIONS. Not agree to or consent to any new restrictions, covenants, conditions, easements, encroachments or similar matters affecting any of the Real Property or Hotels or any part thereof if such matter would cause a Failure of Title.

                  7.2.7 ZONING. Not seek or consent to any new zoning, platting, replatting, subdivision or other change affecting the use or administrative classification of any of the Real Property.

                  7.2.8 IMPROVEMENTS. Not extend or add to any existing improvements or construct additional improvements on any of the Real Property except pursuant to existing budgeted improvements or in the Ordinary Course of Business.

                  7.2.9 GOODWILL. Use reasonable efforts to cause the Managers preserve the goodwill of the Hotels' guests and suppliers.

                  7.2.10 TAXES. Use commercially reasonable good faith efforts to assure that Managers pay all sales taxes and employee withholding taxes when due and payable.

                  7.2.11 CAPITAL EXPENDITURES. Continue Sellers' existing program of Capital Expenditures at the Hotels in accordance with the capital improvement plan more particularly described on Schedule 7.2.11.

                  7.2.12 READILY ACHIEVABLE ADA WORK. Perform all Readily Achievable ADA Work as described on Schedule 7.2.12 hereof.

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
         7.3 INTERIM LIQUOR LICENSES. Sellers will be cooperative with Buyer's efforts to obtain a Liquor License for each Hotel to the extent that Sellers can do so without incurring expense or liability. Notwithstanding the foregoing, Buyer is solely responsible for obtaining a liquor license with respect to the Hotels. If, despite Buyer's commercially reasonable efforts, Buyer is unable to obtain a Liquor License for any of the Hotels by the Closing Date, then, to the extent allowable under applicable law, Sellers shall designate Buyer as its nominee to operate under Sellers' Liquor License or enter into such other interim arrangement as shall be customary in the jurisdiction in which the Hotel is located for a period to expire on the earlier of ninety (90) days after the Closing Date, or the date on which Buyer obtains a Liquor License for the Hotel, subject to the conditions that (i) Buyer shall execute a full and complete indemnity of Sellers and related parties, in form and substance satisfactory to Sellers relating to Buyer's use of the Liquor License after Closing, (ii) Buyer shall continue to proceed with due diligence to obtain a Liquor License for the Property, (iii) Buyer shall operate under the Liquor License at all times in accordance with applicable laws and regulations, and (iv) Buyer shall maintain dram shop and commercial general liability insurance naming Buyer and Sellers as beneficiaries, in such amounts as shall be reasonably required by Sellers and including contractual liability coverage insuring the obligations of Buyer under the indemnification contained in this Section 7.3. Buyer hereby agrees to indemnify Sellers and to hold Sellers, and Sellers' agents and employees, harmless from and against any and all losses, costs, damages, claims or liabilities, including, but not limited to, reasonable attorneys' fees, arising out of or in connection with Buyer's, or its employees' or agents' activities at the Hotel in connection with a Liquor License or the sale or serving of alcoholic beverages. Buyer agrees that it shall use commercially reasonable good faith efforts to obtain a Liquor License for each Hotel, including, without limitation, prompt submission of all required applications and supporting information and diligent prosecution of the application process.

         7.4 EXCLUSIVITY. Sellers agree that during the Exclusivity Period, Sellers will not offer to sell any of the Hotels to any person or entity other than Buyer, will not solicit or accept offers to purchase any of the Hotels from any other person or entity other than Buyer, and will not otherwise seek to enter into or negotiate any agreement with any other person or entity with respect to the purchase and sale of the Hotels. The term "Exclusivity Period" means the period commencing on the Effective Date and ending on the earlier to occur of; (i) the commencement of litigation by Buyer against any of Sellers, or
(ii) if the Transaction fails to close on the Closing Date, the fifth day after delivery by Sellers to Buyers of a notice stating that Sellers have elected to terminate the Exclusivity Period.


                                  ARTICLE VIII
                             CONDITIONS TO CLOSING

         8.1 BUYER'S CONDITIONS. The obligation of Buyer to purchase the Hotels from Sellers is subject to satisfaction on or before Closing of the following conditions (the "Buyer's Conditions"), any of which may be waived in whole or in part by Buyer, but only in writing at or


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
prior to Closing. A failure to discover, or a waiver of, any circumstances made a condition under this Section 8.1 shall not constitute a waiver of any warranties and representations provided for elsewhere in this Agreement, unless any such waiver specifically so states, and Buyer's sole remedies in the event any such conditions are not satisfied or waived shall be as set forth in
Section 11.2 hereof.

         8.1.1 TITLE. There shall not have occurred a Failure of Title.

         8.1.2 SELLERS' PROCEEDINGS. All proceedings to be taken by Sellers in connection with the transactions contemplated by this Agreement shall have been completed in all material respects.

         8.1.3 SELLERS' PERFORMANCE. All covenants, actions and agreements made by the Sellers which are to be performed or completed on or before the Closing, shall have been performed or completed in all material respects.

         8.1.4 NO MATERIAL MISREPRESENTATION. There shall not be any material error, misstatements or omission in the representations or warranties made by Buyer in this Agreement.

         8.2 SELLERS' CONDITIONS. The obligation of Sellers to sell the Hotels to Buyer is subject to satisfaction on or before Closing of the following conditions (the "Sellers' Conditions") (any of which may be waived in whole or in part by any of the Sellers, but only in writing at or prior to the Closing). A failure to discover, or a waiver of, any circumstances made a condition under this Section 8.2 shall not constitute a waiver of any warranties and representations provided for elsewhere in this Agreement unless any such waiver specifically so states:

                  8.2.1 BUYER'S PROCEEDINGS. All proceedings to be taken by the Buyer in connection with the transactions contemplated by this Agreement shall have been completed in all material respects.

                  8.2.2 BUYER'S PERFORMANCE. All covenants, actions and agreements made by Buyer which are to be performed or completed on or before the Closing shall have been performed or completed in all material respects.

                  8.2.3 NO MATERIAL MISREPRESENTATION. There shall not be any material error, misstatements or omission in the representations or warranties made by Buyer in this Agreement.


                                   ARTICLE IX
                                    CLOSING

                  9.1 CLOSING DATE. The Transaction will close (the "Closing") on the Closing Date. The Closing will take place at 9:00 a.m. Eastern Time in the offices of Kirkland & Ellis, 153 E.

53rd Street, Suite 3900, New York, NY, or at such other place or in such other manner as agreed 10 by Buyer and Sellers, and Buyer and Sellers will conduct a "preclosing" on the last business day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 9.2 hereof. Notwithstanding the foregoing, Buyer will have the right to extend the Closing Date until August 15, 1996, upon notice to Seller on or before July 10, 1996.

         9.2 TITLE TRANSFER AND PAYMENT OF PURCHASE PRICE. Sellers agree to convey title (or, in the case of the LAX Real Property, transfer and assign the LAX Ground Lease) to the Real Property to Buyer by execution and delivery of the Deeds and the LAX Assignment of Lessee's Interest in Lease, subject in each case only to the Permitted Exceptions, and upon confirmation of receipt of the Purchase Price by the Title Company. Effective upon the delivery of the Deeds and the LAX Assignment of Lessee's Interest, actual and exclusive possession (subject to the Management Agreements, Third Party Agreements, Fort Lauderdale License Agreement, Bloomington Sponsorship Agreement, and Permitted Exceptions) will pass, from Sellers to Buyer. Buyer's acceptance of the Deeds, the LAX Assignment of Lessee's Interest, and the other documents Sellers deliver to Buyer at Closing will be deemed to be the full performance and discharge of any and all of Sellers' and Buyer's obligations hereunder, except (a) those expressly set forth in Section 6.5 hereof to survive until the Limitation Date, and (b) those indemnities and agreements specifically stated to survive the Closing. At Closing, Buyer agrees to deliver the Purchase Price in accordance with the provisions of Section 3.1 hereof and subject to the adjustment thereto made pursuant to this Article IX. If Sellers are unable to confirm receipt of the funds by the Title Company by the time specified in Section 3.1, then at Sellers' option this Agreement will terminate unless Buyer is able to evidence to Sellers' satisfaction that Buyer has deposited and transferred funds to the Title Company in the amount of the full Purchase Price (e.g., by providing Sellers with a verified federal bank wire confirmation number showing that the funds were in fact timely wired to the Title Company in accordance with the requirements of this Agreement), in which event Buyer will pay to Sellers one
(1) day's interest on the unpaid funds at the then current Federal Funds Rate for each and every day that the funds are not timely received as set forth above up to a maximum period of two (2) business days, after which, If funds have still not been received by the Title Company, Buyer will be in material default hereunder and Sellers may terminate the Agreement and retain the Earnest Money Deposit as liquidated damages. Buyer and Sellers agree that Sellers' actual damages due to Buyer's failure timely to deliver such funds are difficult, if not impossible, to ascertain and the Earnest Money Deposit represents a reasonable pre-estimate of such damages.

         9.3 ADJUSTMENTS AND PRORATIONS. The following adjustments and prorations will be made at Closing:

                  9.3.1 LEASE RENTALS, SECURITY DEPOSITS AND HOTEL RESTAURANT AND BAR REVENUES. Sellers will be entitled to all revenues and rents (including any percentage rent and any accrued tax and operating expense escalations, subject to the provisions of Section 9.3.14 hereof) and all other revenue of any kind attributable to any period under the Leases, all food service, bar,


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
beverage and liquor revenues and charges and all revenues and charges from restaurant operations, hotel banquet and conference facility operations, and other revenue of any kind attributable to the same to but not after 12:01 a.m. Eastern Time on the Closing Date. Buyer shall be entitled to all rents (including any percentage rent and any accrued tax and operating expense escalations, subject to the provisions of Section 9.3.14 hereof) and all other revenue of any kind attributable to any period under the Leases, all food service, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, hotel banquet and conference facility operations, and all other revenue of any kind attributable to any of the same on and after 12:01 a.m. Eastern Time on the Closing Date. Rents and expense escalations or other reimbursements due landlord under the Leases collected prior to the Closing Date and attributable to both Sellers' and Buyer's period of ownership will be prorated as of the Closing Date. Uncollected rents and expense escalations or other reimbursements or payments due landlord under the Leases for the month in which the Closing Date occurs and which are past due as of the Closing Date will be prorated at Closing and Buyer shall accept the risk of collection of same. All such payments due under any of the Leases for any period prior to the month in which the Closing Date occurs shall not be prorated and Sellers shall retain the right to receive payment therefor; provided, however, that any such amounts as may be received by Buyers may be applied by Buyers first to cure any delinquency under the Lease in question relating to the period commencing on the Closing Date with the balance to be promptly paid to Sellers or at their direction. Buyer will receive a credit against the Purchase Price for: (i) all security or other deposits of any kind, excluding any certificates of deposit or letters of credit held as security under any of the Leases (which will be assigned to Buyer at Closing); provided that if at Closing any such letters of credit or certificates of deposit held as security deposits under the Leases are not otherwise assignable to Buyer, Sellers will obtain new documents which can be assigned to Buyer; and (ii) prepaid rentals held by Sellers under the Leases. This provision will survive the Limitation Date.

                  9.3.2 HOTEL ACCOUNTS RECEIVABLE AND PETTY' CASH. At Closing, Sellers will receive a credit for and be entitled to all receivables relating to the letting of hotel rooms within the Hotels through check out time for the hotel on the calendar day immediately preceding the Closing Date. Buyer will receive and be entitled to all such receivables from and after check out time for the Hotels on the Closing Date. From check out time on the calendar day immediately preceding the Closing Date through and including check out time on the Closing Date, Buyer and Sellers will each be entitled to one-half (1/2) or fifty percent (50%) of such receivables for such twenty-four (24) hour period. At Closing, Buyer will purchase at face value the following items: (i) Seller's share of the receivables for the period ending at check out time on the Closing Date, and (ii) all petty cash funds in the hands of the Hotels (or its manager) in connection with the hotel guest operations at the Hotels. In addition, Buyer will purchase from Sellers the outstanding "city ledger" accounts receivables on the following basis: accounts receivable that have been outstanding for 90 days or less will be purchased at 95% of face value; accounts receivable that have been outstanding for more than 90 days but less than 120 days will be purchased at 75% of face value; and any accounts receivable that have been outstanding for more than 120 days will be transferred at no additional charge to Buyer. The purchase price for such guest receivables, petty cash funds and city ledger receivables, as determined above, will be paid to Sellers at Closing by a credit to Sellers on the Closing Statement and then paid as part of the total net Purchase Price for the Hotels, the same to be paid by Buyer based on the net debit or credit to the Purchase Price resulting from such computations. Except for the petty cash funds to be sold to Buyer, all cash, checks and other funds pertaining to or arising from the Hotels (whether held in hand at the Hotels or in deposits with banks or other financial institutions) as of the Closing Date will remain the sole property of Sellers and are not included in the purchase and sale of the Hotels under this Agreement; and except for said receivables purchased by Buyer at Closing, all other accounts receivable pertaining to or arising from the Hotels as of the Closing Date (whether rents due, notes or other security), unless otherwise expressly provided in this Article IX, will remain the sole property of Sellers and are not included in the purchase and sale of the Hotels under this Agreement. Expenses for the operation of the Hotels will be prorated between Buyer and Sellers as provided under Section 9.3.7 hereof as part of the proration of expenses for the Hotels.

                  9.3.3 FOOD AND BEVERAGE INVENTORY. Sellers will sell to Buyer, and Buyer will purchase from Sellers, in addition to the Purchase Price for the Hotels, all of the food and beverage inventory of the Hotels free and clear of all liens, claims and other encumbrances, the same to be sold at Sellers' actual cost as disclosed by Sellers' books; provided, however, if no cost is ascertainable with respect to particular components of the food and beverage inventory on Sellers' books, the first in, first out method of valuation will be used. The purchase price of the food and beverage inventory will be determined by an actual inventory of all usable items of food and beverages taken the day preceding the Closing Date (or such other date as the parties hereto may reasonably agree upon) and will be paid to Sellers at Closing in a credit to Sellers on Buyer's closing statement in the computation of adjustments and prorations on the Closing Date. The closing inventory will be conducted jointly by representatives of Buyer and Sellers. Buyer will pay for (i) all unopened cases, boxes or other containers of food and beverages, (ii) all unopened individual items of food and beverages which are a part of an opened case, box or other container whether or not the same has been stocked in the guest rooms of the Hotels, and (iii) to the extent permitted by applicable Legal Requirements, all other food and beverages and similar unused perishables usable in the ordinary course of the operation of the Hotels.

                  9.3.4 TRADE PAYABLES. Sellers agree to pay all Trade Payables for their respective Hotels arising on or prior to 12:01 a.m. Eastern Time on the Closing Date and will and hereby do indemnify and hold Buyer harmless from payment of the same. Buyer agrees to pay all trade payables from the Hotels arising after 12:01 a.m. Eastern Time on the Closing Date (including payment for services or supplies ordered but not delivered as of the Closing Date) and will and hereby does indemnify and hold Sellers harmless from payment of the same. The indemnities contained or provided for in this Section will survive Closing and shall be included in the Mutual Indemnity.

                  9.3.5 ADVANCE DEPOSITS. Buyer will receive a credit against the Purchase Price for all prepaid deposits for reservations, banquets and other functions scheduled for after the

Closing Date in accordance with the terms of this Agreement. Sellers will indemnify and hold Buyer harmless from and against any liability for the return of any such prepaid deposits which Sellers fail to disclose to Buyer and such indemnity shall be included in the Mutual Indemnity.

                  9.3.6 REAL ESTATE AND PERSONAL PROPERTY TAXES. Real estate and personal property taxes and assessments will be prorated as of the Closing Date. Sellers will pay all real estate and personal property taxes and assessments (including the full amount of any being paid in installments) attributable to the Hotels to but not including the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes will be based upon the rate and assessments for the preceding tax year, and such proration will be adjusted in cash between Sellers and Buyer upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section
9.3.15 hereof. Notwithstanding the foregoing, to the extent Buyer is entitled to recover an increase in taxes prorated and paid by Sellers from the tenants under the Leases, Buyer will use its best efforts in good faith to collect all such taxes prorated and paid by Sellers for which such reimbursement by tenants is due under the Leases and will promptly tender all such sums to Sellers upon collection. All future taxes imposed due to a change of use of the Hotels after the Closing Date shall be paid by Buyer, including any such taxes relating to any period prior to the Closing Date. Any refunds or reductions in taxes made after the Closing Date pertaining to periods prior to the Closing Date will be prorated as of the Closing Date, Buyer paying to Sellers the entire amount of any refunds due for tax years prior to 1996 and Sellers' pro rata share of tax year 1996, based upon the Closing Date.

                  9.3.7 HOTELS OPERATING EXPENSES. Operating expenses for the Hotels will be prorated as of the Closing Date. Sellers will pay all utility charges and other operating expenses attributable to the Hotels to but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases). Buyer will pay all Hotels operating expenses on and after the Closing Date. Sellers will cooperate with Buyer in transferring or continuing any existing utility accounts for the Hotels. Sellers will receive a credit at the Closing for any deposits actually paid by Sellers in connection with any such accounts. Sellers will request that the respective Managers arrange for meter readings necessary to make the adjustments contemplated hereby.

                  9.3.8 EXCISE AND GROSS RECEIPTS TAXES. Buyer will pay all excise and gross receipts taxes (if any) and all recording fees, mortgage taxes (if any) imposed with respect to the Transaction and will indemnify and hold Sellers harmless from the payment of such taxes.

                  9.3.9 OPERATIONAL PAYMENTS. Buyer will receive a credit at Closing for any management fees and other sums owing to Managers pursuant to the Management Agreements through and including the day preceding the Closing Date. Except to the extent, if any, provided in the Conveyance Documents and the Mutual Indemnity, Sellers will have absolutely no other liabilities or obligations with respect to the Managers, Employees or others working at the Hotels


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
for any period on or after the Closing Date. Buyer will be responsible for all Employees and all costs, expenses, health coverage, benefits, sick leave, vacation time, wages, salaries, unemployment coverage and any and all other matters relating to the Hotels commencing as of the Closing Date; provided, however, all such amounts which are payable after the Closing Date but arose, accrued, or are attributable to any period prior to the Closing Date will be proportionately allocated to and paid by Sellers or credited to Buyers at closing.

                  9.3.10 OPERATING AGREEMENTS, EQUIPMENT LEASES. Any amounts prepaid or (payable) under any Operating Agreements or Equipment Leases or any other prepaid items (or amounts payable) pertaining to the Hotels will be prorated at the Closing as of the Closing Date with the respective Sellers entitled to (or responsible for) all sums pertaining to the period prior to 12:01 a.m. on the Closing Date and Buyer entitled to (or responsible for) all sums pertaining to the period after 12:01 a.m. on the Closing Date.

                  9.3.11 LAX GROUND LEASE RENTALS. All ground rents and other payments due and payable by the lessee under the LAX Ground Lease will be prorated as of the Closing Date.

                  9.3.12 CLOSING COSTS. Sellers will pay the cost of Sellers' counsel, one-half of the total transfer taxes payable with respect to the transfer of ownership of the Philadelphia Hotel, all other transfer taxes, one-half of all escrow costs and expenses under the Earnest Money Escrow Agreement, and the other costs and expenses to be paid by Sellers as set forth herein. Buyer will pay for costs of Buyer's counsel, the Surveys, Title Commitments, Title Policies, and one-half of the total transfer taxes payable with respect to the transfer of ownership of the Philadelphia Hotel, any gross receipts tax otherwise payable by Sellers on the sale of the FF & E and Consumables, one-half of all escrow costs and expenses under the Earnest Money Escrow Agreement, and all other expenses incurred by Buyer.

                  9.3.13 INSURANCE. Unless otherwise agreed in writing by the parties prior to the Closing Date, Sellers will cancel all insurance coverage for the Hotels as of the Closing Date and Buyer will bear the risk of obtaining insurance coverage for the Hotels on the Closing Date and for all risk of loss thereafter. Risk of loss prior to the Closing Date will be borne by Sellers.

                  9.3.14 CAPITAL EXPENDITURE ADJUSTMENT. At Closing, Buyer will pay Sellers an additional amount equal to the Capital Expenditure Excess, if any, and Buyer will be entitled to a credit for the Capital Expenditure Deficiency, if any.

                  9.3.15 LEASING COMMISSIONS AND EXPENSE CREDIT. Sellers will receive a credit for any amounts that Buyer is obligated to reimburse to Sellers pursuant to Section 10.1 hereof.

                  9.3.16 EARNEST MONEY CREDIT. At Closing, the entire principal amount of the Earnest Money Deposits will be credited against the Purchase Price, together with one half of the interest earned on the Preliminary Earnest Money Deposits and the Additional Earnest Money Deposit. The remaining interest on such Earnest Money Deposits shall be paid to Seller.

                  9.3.17 COST OF DEFECTS REFUND AGREEMENT. In the event Buyer is entitled to a Purchase Price Adjustment as provided in Section 3.4 hereof, then to the extent the Purchase Price Adjustment is attributable to any Cost of Defects, then Buyer and Sellers will enter into a Cost of Defects Refund Agreement at Closing substantially in the form of the Cost of Defects Refund Agreement attached hereto as Exhibit N, whereby at the expiration of one year after the Closing Date (subject to extension for force majeure as therein provided), Buyer will be obligated to provide Sellers with a certificate stating the amount of all expenditures made by Buyer to repair or otherwise cure Major Defects and to the extent the amount expended by Buyer is less than the amount of the Purchase Price Adjustment attributable to any Cost of Defects, Seller will be entitled to a refund of the deficiency.

                  9.3.18 CAPITAL LEASE OBLIGATIONS. Unless satisfied and discharged by Sellers prior to Closing, Buyer shall be entitled, at Closing, to a credit equal to the present value of the lessee's liability under all of the Capital Lease Obligations from and after the Closing Date through the end of the lease term of each of the capital Lease Obligations. The annual discount rate to be applied in calculating the present value of the remaining liability will be 9%.

                  9.3.19 TAXES. At closing, Buyer shall be entitled to a credit equal to the amount, if any, of all sales and employee withholding taxes the liability for which accrued prior to the Closing Date, but which have not been paid by Seller or Managers, but only to the extent Buyer would otherwise bear the economic burden of such taxes.

                  9.3.20 DELAYED ADJUSTMENT. If at any time following the Closing Date the amount of an item listed in any subsection of Section 9.3 hereof proves to be incorrect, the party in whose favor the error was made will promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing.

         9.4 COMMISSIONS. Buyer and Sellers acknowledge and agree that no broker has been engaged by either party with respect to the Transaction. Sellers agree to indemnify Buyer and hold Buyer harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorneys' fees) paid or incurred by Buyer by reason of any claim to any broker's, finder's, or other fee in connection with the transaction by any party claiming by, through or under Sellers. Buyer agrees to indemnify Sellers and hold Sellers harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorneys' fees) paid or incurred by Sellers by reason of any claim to any broker's, finder's, or other fee in connection with the transaction by any party claiming by, through or under Buyer. The indemnities contained herein will survive Closing, and shall be included in the Mutual Indemnity.

         9.5 SELLERS' CLOSING DOCUMENTS. At the Closing, Sellers will deliver or cause to be delivered to Buyer the following documents:

                  9.5.1 DEEDS. Each of the Atlanta Seller, the Fort Lauderdale Seller, the Bloomington Seller, the San Diego Seller, the Kansas City Seller, the LAX Seller, the Philadelphia Seller, and the Waltham Seller will execute and deliver the appropriate Deeds in the forms attached hereto as Exhibits B-1 through B-7 conveying to Buyer all of their respective rights, titles and interests in and to the Real Property, subject only to the Permitted Exceptions.

                  9.5.2 LAX ASSIGNMENT OF LESSEE'S INTEREST. The LAX Seller will execute and deliver the LAX Assignment of Lessee's Interest in Lease in the form attached hereto as Exhibit C conveying to Buyer all of the right, title and interest of the LAX Seller in and to the LAX Ground Lease. Under the terms of the Assignment of Lessee's Interest, Buyer shall (i) accept, ratify and assume all obligations imposed upon the lessee under the LAX Ground Lease arising or accruing on or after the Closing Date, and (ii) agree to indemnify, defend, and hold harmless the LAX Seller from and against all losses, costs (including reasonable attorneys' fees), liabilities, expenses and demands of whatever nature arising or accruing under the LAX Ground Lease and from and after the Closing Date.

                  9.5.3 BILLS OF SALE AND ASSIGNMENT. Each of the Sellers will execute and deliver a bill of sale, in the form attached hereto as Exhibit D, conveying to Buyer all of their respective rights, titles and interests in and to all of the Intangibles, FF & E, Consumables and the Liquor Licenses with respect to the Hotel and by each of them.

                  9.5.4 ASSIGNMENT OF MANAGEMENT AGREEMENTS, LICENSE AGREEMENT AND BLOOMINGTON SPONSORSHIP AGREEMENT. Each of the Sellers will execute and deliver an Assignment of Management Agreement in the form attached hereto as Exhibit E (the "Assignment of Management Agreement") assigning and transferring all of their respective interests in the Management Agreements. In each Assignment of Management Agreement, Buyer will expressly (i) assume all obligations imposed upon the owner of the Hotel identified in the Assignment of Management Agreement first arising or accruing on or after the Closing Date, and
(ii) agree to indemnify, defend, and hold harmless Sellers from and against all losses, costs (including reasonable attorneys' fees), liabilities, expenses, and demands of whatever nature first arising or accruing under the Management Agreements on or after the Closing Date. The Fort Lauderdale Seller will execute and deliver and Assignment of Fort Lauderdale License Agreement assigning and transferring all of its interests in the Fort Lauderdale License Agreement. In the Assignment of Fort Lauderdale License Agreement, Buyer will expressly (i) assume all obligations imposed upon the Fort Lauderdale Seller first arising or accruing on or after the Closing Date, including, without limitation, any fees, charges, liquidated damages, and other amounts which may be incurred in the event of a termination of the Fort Lauderdale License Agreement, and (ii) agree to indemnify, defend, and hold harmless Fort Lauderdale Seller from and against all losses, costs (including reasonable attorneys' fees), liabilities, expenses, and demands of whatever nature first arising or accruing under the Fort Lauderdale License Agreement on or after the Closing Date. The Bloomington Seller will execute and deliver an Assignment of Bloomington Sponsorship Agreement assigning and transferring all of its interest in the Bloomington Sponsorship Agreement. In the Assignment of Bloomington Sponsorship Agreement, Buyer will expressly (i) assume all obligations imposed upon the Bloomington Seller first arising or accruing on or after the Closing Date, and (ii) agree to indemnify, defend, and hold harmless Bloomington Seller from and against all losses, costs (including reasonable attorneys' fees), liabilities, expenses, and demands of whatever nature first arising or accruing under the Bloomington Sponsorship Agreement on or after the Closing Date.

                  9.5.5 ASSIGNMENT OF TENANT LEASES, EQUIPMENT LEASES, AND OPERATING AGREEMENTS. Each of the Sellers will execute and deliver an assignment of the Third Party Agreements in the form attached hereto as Exhibit F (the "Assignment of Third Party Agreements") assigning and transferring all of their respective interests in the Third Party Agreements. Sellers will not assign any contracts or policies of insurance for the Hotels. In the Assignment of Third Party Agreements, Buyer will expressly (i) assume (a) the obligation to pay any and all leasing commissions payable (pursuant to written lease commission agreements or the Leases) on the Leases after the expiration of the current terms of the Leases and (b) all other liabilities and obligations of Sellers under the Third Party Agreements first arising or accruing on or after the Closing Date and (ii) agree to indemnify, defend and hold harmless Sellers from and against all losses, costs (including reasonable attorneys' fees), liabilities, expenses, and demands of whatever nature first arising or accruing under the Third Party Agreements on or after the Closing Date. In connection with such assignment, Buyer will post letters of credit or other security as may be required to release any letters of credit or security posted by any Sellers.

                  9.5.6 ASSIGNMENT OF INTANGIBLES. Each of the Sellers will execute and deliver an Assignment of Intangibles, in the form attached hereto as Exhibit G assigning to Buyer the Intangibles pertaining to the Hotels, to the extent any warranties and guarantees forming a part of such Intangibles are assignable by Sellers to Buyer (without expense to Sellers).

                  9.5.7 NON-FOREIGN STATUS AFFIDAVIT. Each of the Sellers will execute and deliver a non-foreign status affidavit in substantially the form attached hereto as Exhibit H, as required by Section 1445 of the Internal Revenue Code and Section 18662 of the California Revenue and Taxation Code, and the regulations thereunder.

                  9.5.8 NOTICE TO TENANTS. Each of the Sellers will execute and deliver to Buyer letters to each tenant under the Leases notifying them of the sale of the Hotels to Buyer and advising them that all future payments of rent and other payments due under the Leases are to be made to Buyer at an address designated by Buyer.

                  9.5.9 NO LIEN CERTIFICATES. Each of the Sellers will execute and deliver certificates in form and content as reasonably required by the Title Company reciting that there are no mechanics', materialmen's or laborers' liens against the Real Property and that the Real Property is free of all liens, encumbrances and charges, and claims of parties in possession, except for the Permitted Exceptions.

                  9.5.10 EVIDENCE OF AUTHORITY. Each of the Sellers will provide satisfactory evidence from Sellers authorizing the execution and delivery by Sellers of this Agreement and such other documents as may be necessary or advisable to consummate the Transaction.

                  9.5.11 ORIGINAL DOCUMENTS. To the extent available to Sellers, each of the Sellers will deliver originals of all the Third Party Agreements to be assumed by Buyer in accordance with the terms hereof

                  9.5.12 PERMITS. To the extent available to Sellers, each of the Sellers will deliver originals of all certificates of occupancy and permits affecting the Hotels.

                  9.5.13 TELEPHONE NUMBERS; POST OFFICE BOX. Subject to any required approval by the Managers (or licensee under the Fort Lauderdale License Agreement or sponsor under the Bloomington Sponsorship Agreement), each of the Sellers will execute and deliver a written instrument conveying and transferring to Buyer (without representation or warranty of control) to the extent authorized by the telephone company and post office, all of the Sellers' right, title and interest in any telephone numbers relating to the Hotels, and, if Sellers maintain a post office box, conveying to the Buyer all of its interest in and to such post office box and the number associated therewith, so as to assure continuity in operation and communication. Any fees or charges associated with the transfer will be paid by Buyer.

                  9.5.14 EMPLOYEE MATTERS. Each of the Sellers will use reasonable good faith efforts to provide executed affidavits from an authorized officer or manager of each Hotel, setting forth the date to which all Employees of the Hotel covered by the affidavit have been paid.

                  9.5.15 GUEST INFORMATION. Each of the Sellers will direct the respective Managers to make available to Buyer complete sets of all guest registration cards, guest transcripts, guest histories, and all other guest information at the Hotels.

                  9.5.16 SCHEDULE OF EMPLOYEES. Each of Sellers will use reasonable good faith efforts to provide updated schedules of Employees of their respective Hotels, showing salaries, with statements of the length of service of each Employee, brought current to a date not more than forty-eight (48) hours prior to the Closing.

                  9.5.17 ROOM RESERVATIONS; FUNCTION RESERVATIONS. Each of Sellers will provide complete lists of all advance room reservations, functions and the like, in reasonable detail so as to enable Buyer to honor Sellers' commitments with respect to reservations and advance sales at each of the Hotels.

                  9.5.18 MAINTENANCE RECORDS. Each of Sellers will provide all maintenance records for their respective Hotels, to the extent in possession of Sellers, Manager or their Affiliates.

                  9.5.19 CLOSING STATEMENT. Each of the Sellers shall execute and deliver six (6) originals of a closing statement (the "Closing Statement") setting forth the prorations described in Section 6.3 above, the allocation of the Purchase Price to each of the Hotels, the allocation and proration of all Closing costs and expenses in accordance with the terms of this Agreement, and otherwise accounting for all funds required to effect Closing.

                  9.5.20 OTHER DOCUMENTS. Each of the Sellers shall execute and deliver such other documents as may be reasonably required by the Title Company or as may reasonably be agreed upon by Sellers and Buyer to consummate the Transaction.

         9.6 BUYER'S CLOSING DOCUMENTS. At the Closing, Buyer will deliver or cause to be delivered to Sellers:

                  9.6.1 ASSIGNMENTS. Buyer shall execute and deliver the LAX Assignment of Lease, the Assignment of Management Agreements, and the Assignment of Intangibles.

                  9.6.2 EVIDENCE OF AUTHORITY. Buyer shall deliver satisfactory evidence from Buyer authorizing the execution and delivery by Buyer of this Agreement and such other documents executed and delivered by Buyer in connection with the Transaction.

         9.6.3 CERTIFICATE AND RELEASE. Buyer shall deliver the Certificate and Release in the form attached hereto as Exhibit A.

                  9.6.4 Acknowledgment & Assumption. If Buyer make the election contemplated under Section 2.10 hereof Buyer's designees shall each execute and deliver the Acknowledgment and Assumption Agreement in the form attached hereto as Exhibit K as provided in Section 2.10 hereof.

                  9.6.5 Closing Statement. Buyer shall execute and deliver six
(6) fully executed originals of the Closing Statement.

                  9.6.6 LAX Ground Lease Information. Buyer shall provide the LAX Seller with such information as may be requested by the LAX Seller to provide the landlord under the LAX Ground Lease with information concerning Buyer's net worth and ability to pay the rents and other amounts required to be paid by the tenant under the LAX Ground Lease, and such other information concerning Buyer's financial standing, responsibility and experience in the operation of hotels as the LAX Seller shall reasonably request in connection with the LAX Sellers' desire to be released from liability under the LAX Ground Lease as contemplated in Section 17 thereof provided, however, that Sellers' obligations with respect to Required Consents in Section 8.1.4 are not subject to the LAX Sellers' release from liability under the LAX Ground Lease.

                  9.6.7 Other Documents. Buyer shall execute and deliver such other documents as may reasonably be required by the Title Company or as may be reasonably required by Sellers to consummate the Transaction.

         9.7 Other Deliveries. At the Closing, the following additional acts will occur:

                  9.7.1 Keys and Original Documents. To the extent reasonably practicable, Sellers will deliver, or cause Managers to deliver, either to the Hotels or to Buyer keys to all locks on or in the Hotels and, if in the possession of Sellers or Managers, originals of the Third Party Agreements.

                  9.7.2 Mutual Indemnities. Each of the Sellers and Buyer shall execute a Mutual Indemnity in the form attached hereto as Exhibit J under the terms of which Buyer will agree that it will indemnify and hold Sellers, and their Affiliates, parent corporations, officers, directors, shareholders, employees, agents and contractors harmless from and against all actions, claims, penalties, damages and expenses, including reasonable attorneys' fees, based upon or arising out of: (i) the failure by Buyer to honor any room reservations, banquet reservations, or other arrangements and obligations for the use of the Hotels made prior to, on or after the Closing Date to be honored after the Closing Date; (ii) any claim for personal injury or property damage based on an event occurring in or about the Hotels after the date immediately preceding the Closing Date; (iii) any matter for which Buyer has agreed to indemnify Sellers under the provisions of Article IX or any of the Conveyance Documents. Under the Mutual Indemnity, Sellers will agree that they will indemnify and hold Buyer and its Affiliates, parent corporation, officers, directors, shareholders, employees, agents and contractors harmless from and against all costs, claims, penalties, damages and expenses including reasonable attorneys' fees, based upon or arising out of (i) the failure by Sellers to honor any room reservations, banquet reservations, or other arrangements and obligations for the use of the Hotels for periods prior to the Closing Date, and (ii) any claim for personal injury or property damage based upon an event occurring in or about the Hotels prior to the Closing Date, and (iii) any other matters set forth in the Mutual Indemnity Agreement. Sellers hereby agree to indemnify and hold Buyer harmless from the payment of any and all gross receipts and lodgers' taxes due in connection with the operation of the Hotels on or prior to the Closing Date, and in connection therewith each of the Sellers will execute and deliver the Gross Receipts Tax Mutual Indemnity in the form attached hereto as Exhibit I under which Sellers agree to indemnify Buyer for all required gross receipts and lodgers' taxes due on rentals or operations of the Hotels and state unemployment compensation contributions required of it as an employer with respect to the Hotels through the date immediately preceding the Closing Date. Buyers agree to indemnify and hold Sellers harmless from the payment of any and all gross receipts and lodgers' taxes due in connection with the operation of the Hotels from and after the Closing Date, and in connection therewith Buyer shall execute and deliver the Gross Receipts Tax Mutual Indemnity in the form attached hereto as Exhibit I under which Buyer agrees to indemnify Sellers for all required gross receipts and lodgers' taxes due on rentals or operations of the Hotels and state unemployment compensation



57
contributions required of it as an employer with respect to the Hotels from and after the Closing Date. The indemnities contained in this Section will survive Closing.

                  9.7.3 Personal Property; Inventory. The parties will arrange for hotel guests to sign new deposit box or other appropriate receipts on the day before the Closing Date with respect to baggage, personal property, laundry, valet packages and other property of hotel guests checked or left in the care of Sellers by transient hotel guests or tenants and, to the extent such receipts are not obtained, such property shall be sealed, listed in an inventory prepared and signed jointly by the parties as of the Closing Date and Buyer will be responsible from and after the Closing Date for all such property listed in said inventory.

         9.8 Indemnity Fund Agreement. At Closing, Buyer and Sellers will enter into an Indemnity Fund Agreement in the form attached hereto as Exhibit M, under the terms of which Sellers will deliver to one of them, as the designee and agent of all of the Sellers, the sum of $4,000,000, which shall be held by the designee and agent in a segregated bank account and will not be pledged, hypothecated, or otherwise disposed of or subjected to any claims of any other persons or entities (referred to as the "Indemnity Fund"). In the event Buyer makes a claim under any of the indemnity agreements set forth in this Agreement or in any of the agreements to be executed and delivered among the parties at Closing, and if the indemnifying party is ultimately determined by a court of competent jurisdiction or otherwise in a mutually acceptable dispute resolution forum to have liability on the claim for indemnity, then if the indemnifying party fails to pay the claim on demand, then Buyer will have the right to notify the designee agent of the indemnifying party's failure to pay the claim and promptly upon receipt of such notice, the designee agent will pay the claim in full, not to exceed, however, the balance then remaining in the Indemnity Fund after taking into account all previous claims by Buyer, if any. The Indemnity Fund Agreement will expire one year after Closing and all funds then held by the designee agent under the Indemnity Fund Agreement will be paid by the designee and agent to Sellers; unless prior to the expiration of such one year period Buyer shall have either commenced litigation to enforce the terms and conditions thereof, or provided notice to Sellers setting forth in reasonable detail the facts and circumstances of any claim made by a third party pursuant to which Buyer is entitled to indemnification hereunder, in which case the term of the Indemnity Trust Agreement will be extended until the final resolution of such litigation without any appeal pending; provided, however, an amount equal to the greater of $500,000 or the balance remaining in the Indemnity Fund on the date the Indemnity Fund Agreement would otherwise expire shall remain on deposit under the terms and conditions of the Indemnity Fund Agreement for an additional one-year period, subject to extension as provided above.


Article X
Leases

         10.1 Lease Expense Reimbursement. If the Transaction is consummated, Buyer will (i) reimburse Sellers on the Closing Date for any and all fees paid, expenses incurred (including, without limitation, tenant concessions and tenant improvement costs) and leasing commissions arising out of or in connection with (a) any extensions, renewals or expansions under the Leases, and (b) any new leases within the Hotels, which in each case were disclosed to and approved by Sellers and Buyer on or after the execution of this Agreement by Sellers and Buyer and paid by Sellers prior to Closing, and (ii) indemnify and hold Sellers harm:less from and against any and all claims for any such expenses which remain unpaid for any reason at the time of Closing If Sellers desire to execute a renewal, amendment, extension or expansion of a Lease or a new lease with a potential tenant for space in any Hotel after the date hereof but prior to Closing, Sellers will promptly provide Buyer with a copy of the proposed document for its review. Buyer will advise Sellers, in writing, whether or not it approves or rejects such proposed document within ten (10) business days after receipt of the proposed document. If Buyer fails to notify Sellers within such time period, Buyer will be deemed to have rejected the proposed document. If Buyer rejects the proposed document, Sellers nevertheless retain full right, power and authority to execute such proposed lease, and Sellers will promptly advise Buyer of same. Buyer will advise Sellers, in writing, whether or not it elects to terminate this Agreement with respect to the Hotel affected by such document within ten (10) business days after receipt of Sellers' notice that Sellers have executed the proposed document over Buyer objection. Upon such termination, the Purchase Price shall be reduced by the amount allocated to such Hotel in the Allocation Schedule. If Buyer fails to notify Sellers within such time period, Buyer will be deemed to have fully waived any rights to terminate this Agreement pursuant to this
Section 10.1.


Article XI
Earnest Money, Default and Remedies

         11.1 Duties of Escrow Agent. The duties of Escrow Agent will be as provided in the Earnest Money Escrow Agreement and shall include:

                  11.1.1 Earnest Money Deposits. During the term of this Agreement, Escrow Agent will hold, deposit, invest and deliver the Earnest Money Deposits in accordance with the terms and provisions of this Agreement.

                  11.1.2 Disputes. If this Agreement is terminated by the mutual written agreement of Sellers and Buyer, or if Escrow Agent is unable to determine at any time to whom any of the Earnest Money Deposits should be delivered, or if a dispute develops between Sellers and Buyer concerning to whom the Earnest Money Deposits should be delivered, then in any such event, Escrow Agent will request joint written instructions from Sellers and Buyer and will deliver the Earnest Money Deposits in accordance with such joint written instructions. In the event that such written instructions are not received by Escrow Agent within ten (10) days after Escrow Agent has served a written request for instructions upon Sellers and Buyer, Escrow Agent will have the night to pay the Earnest Money Deposits into a court of competent jurisdiction and interplead Sellers and Buyer in respect thereof, and thereafter Escrow Agent will be discharged of any obligations in connection with this Agreement.


59

                  11.13 Costs. If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Sellers and Buyer arising out of the holding of the Earnest Money Deposits in escrow, Sellers and Buyer will each pay Escrow Agent one-half of such reasonable and direct costs and expenses. Except for such costs and expenses, no fee or charge will be due or payable to Escrow Agent for its services as escrow holder other than its usual and customary investment fees, if any.

                  11.1.4 Limited Duties. By joining in the Earnest Money Escrow Agreement, Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of the Earnest Money Escrow Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Sellers and Buyer hereunder.

                  11.1.5 Liability. Buyer and Sellers hereby agree and acknowledge that Escrow Agent assumes no liability in connection herewith except for gross negligence or willful misconduct; that Escrow Agent will never be responsible for the validity, correctness or genuineness of any document or notice referred to under this contract; and that Escrow Agent may seek advice from its own counsel and will be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

         11.2 Sellers' Default. If Sellers, or any one of them, fail to perform any of their obligations or agreements contained herein and if Buyer is not then in default of any of its obligations and agreements contained herein (a "Sellers Default"), then as its sole and exclusive remedy Buyer may either (i) terminate this Agreement by giving written notice of termination and the reasons therefor to Sellers, in which event neither Sellers nor Buyer will have any further obligations or liabilities one to the other hereunder (except for any indemnity of one party by the other which expressly survives Closing or termination of this Agreement), Buyer will promptly return the Documents to Sellers and Seller and Escrow Agent will thereafter return the entire amount of all Earnest Money Deposits to Buyer, together with all of the interest earned thereon (with interest on the Signing Deposit calculated at the rate of 4.5% per annum); or
(ii) waive all other actions, rights or claims for damages, and may bring an equitable action for specific performance of the terms of this Agreement for conveyance of the Hotels in accordance with this Agreement.

         11.3 Buyer's Default. If Buyer fails to close the Transaction (except for permitted terminations set forth herein) and Sellers are not then in default of any of their material obligations or agreements contained herein, then Sellers' sole option hereunder will be to terminate this Agreement, whereupon Escrow Agent will pay the Earnest Money Deposits together with all of the interest earned thereon to Sellers as liquidated damages, and Buyer will return the Documents to Sellers and thereafter Sellers and Buyer will have no further obligations or liabilities one to the other hereunder (except for any indemnity or liability of Buyer pursuant to Section 5.2 hereof). Sellers' election to receive the Earnest Money Deposits as liquidated damages is agreed to due to the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such breach by Buyer and Buyer agrees that the same is a reasonable and fair estimate of such damages Buyer


60
waives and releases any night to (and covenants that it will not) sue Sellers or seek or claim a refund of all or any portion of the Earnest Money Deposit on the grounds that it is unreasonable in amount and exceeds Sellers' actual damages or that its retention by Sellers constitutes a penalty.


Article XII
Casualty and Condemnation

         12.1 Casualty. If one or more of the Hotels is damaged by any casualty prior to Closing, the Sellers of such damaged Hotel will immediately notify Buyer in writing of the same (a "Casualty Notice"). The Casualty Notice will include a reasonably detailed description of the property damage and such Sellers' best estimate of the cost and time required to repair such damage.

                  12.1.1 Minor Casualty. If the cost of repairing such damage is estimated by an architect or other qualified consultant retained by Sellers to be equal to or less than $1,000,000, then the affected Sellers will repair such damage and restore the damaged property as promptly as is reasonably possible and in any event within 60 days after the date of such damage to at least as good a condition as existed immediately prior to such casualty and in such event Closing will be deferred until such repair and restoration is substantially completed.

                  12.1.2 Sellers' Election. If the cost of repairing such damage to any one Hotel is estimated by an architect or other qualified consultant retained by Sellers to be greater than $1,000,000, but less than $7,500,000, then the affected Sellers may proceed in accordance with Section 12.1.1 or elect to not repair any one such damaged Hotel and (i) proceed with the Transaction without one such Hotel (but not more than one), with a reduction in the Purchase Price based on the Allocation Schedule, or (ii) proceed with the Transaction with such Hotel, with Buyer to receive an assignment of Sellers' rights in any insurance proceeds which remain unpaid to Sellers in connection with such casualty and a credit against the Purchase Price in the amount of the deductible under Sellers' property casualty insurance coverage for the damaged Hotel plus any amounts previously paid to Sellers as insurance proceeds in connection with such casualty and not expended by Sellers in connection with restoration of the Hotel plus any inadequacy of the insurance proceeds to cover the cost of repairing the damaged Hotel.

                  12.1.3 Buyer's Election. If the cost of repairing such damage is estimated by an architect or other qualified consultant retained by Sellers to be greater than $7,500,000, or if more than one Hotel is affected then Buyer must elect (as its sole and exclusive remedy) (i) to terminate this Agreement by giving notice to such effect to Sellers and returning the Documents to Sellers not later than the latest to occur of the last business day prior to Closing or fifteen (15) business days after receipt of the Casualty Notice or (ii) to proceed with Closing as set forth herein without such damaged Hotel, with a reduction in the Purchase Price based upon the Allocation Schedule, or (iii) proceed with Closing as set forth herein with such damaged Hotel (but not more than one),


61



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
and receive an assignment of Sellers' rights in any insurance proceeds which remain unpaid to Sellers in connection with such casualty and a credit against the Purchase Price in the amount of the deductible under Sellers' property casualty insurance coverage for the Hotels plus any amounts previously paid to Sellers as insurance proceeds in connection with such casualty and not expended by Sellers in connection with restoration of the Hotels. Buyer's failure to give timely notice under this Section 12.1.3 will be deemed to be an election under clause (ii) of this Section 12.1.3.

         12.2 Eminent Domain. In the event that a portion of one or more of the Hotels is taken by eminent domain or becomes subject to a taking by eminent domain or a deed in lieu of condemnation prior to Closing, the affected Sellers of such Hotel will immediately notify Buyer in writing of the same (a "Eminent Domain Notice"); and

                  12.2.1 Sellers' Election. If the value of the portion of the Hotels taken is equal to or more than $1,000,000 but less than $7,500,000.00, then the affected Sellers may elect to not repair or restore such Hotel and either (i) proceed with the Transaction without such Hotel, with a reduction in the Purchase Price based on the Allocation Schedule, or (ii) proceed with the Transaction with such Hotel, with Buyer to receive an assignment of Sellers' rights in any condemnation proceeds which remain unpaid to Sellers in connection with such taking and a credit against the Purchase Price in the amount of the condemnation proceeds received by Sellers plus any amounts paid to Sellers as condemnation proceeds in connection with such taking and not expended by Sellers in connection with restoration of the Hotel.

                  12.2.2 Buyer's Election. If the value of the portion of the Hotel taken is greater than $7,500,000 or if more than one Hotel is so taken, then any election by Sellers pursuant to clause (i) or (ii) of Section 12.2.1 shall be disregarded and Buyer must elect (as its sole and exclusive remedy) (i) to terminate this Agreement by giving notice to such effect to Sellers and returning the Documents to Sellers not later than the latest to occur of the last business day prior to Closing or fifteen (15) business days after receipt of the Casualty Notice or (ii) to proceed with Closing as set forth herein without such taken Hotel, with a reduction in the Purchase Price based upon the Allocation Schedule, or (iii) proceed with Closing as set forth herein with such taken Hotel, and to receive an assignment of Sellers' rights in any condemnation proceeds which remain unpaid to Sellers in connection with such taking and a credit against the Purchase Price in the amount of the condemnation proceeds received by Sellers plus any amounts paid to Sellers as condemnation proceeds in connection with such taking and not expended by Sellers in connection with restoration of the Hotel. Buyer's failure to give timely notice under this
Section 12.2.2 will be deemed to be an election under clause (ii) hereof.

                  12.2.3 Refund of Earnest Money Deposits. In the event this Agreement is terminated as provided in Section 12.1 or 12.2 hereof, then the entire amount of all Earnest Money Deposits, together with all interest earned thereon, will be refunded to Buyer, except that Sellers will be entitled to retain the entire amount of the Signing Deposit, together with all interest earned thereon.


62

Article XIII
Miscellaneous


         13.1 Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder (except those required to be delivered at Closing) will be in writing, and will be deemed to be delivered upon the earlier to occur of (i) actual receipt if delivered by hand or by commercial courier or by registered or certified United States Postal Service mail, return receipt requested, postage prepaid, to the address indicated or
(ii) upon confirmation of receipt if by facsimile transmission addressed as follows:

                  If to Buyer:

                  Starwood Capital Group, L.P.
                  Three Pickwick Plaza
                  Suite 250
                  Greenwich, Connecticut 06830
                  Attn:    Mr. Jonathan D. Eilian
                  Fax No.: (203) 861-2101

                  With a copy to:

                  Starwood Lodging Trust
                  11845 W. Olympic Blvd.
                  Suite 560
                  Los Angeles, California 90064
                  Attn:    Steven Goldman
                  Fax No.: (310) 575-9143

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:    Stephen G. Tomlinson
                  Fax No.: (312) 861-2200

                  and

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Attn:    Mark J. Eagan
                  Fax No.: (212) 446-4900



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
                  If to Atlanta Seller:

                  730 Georgia Hotel Properties I, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993

                  If to Bloomington Seller:

                  730 Minn Hotel Properties I, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993

                  If to Fort Lauderdale Seller:

                  MRC Properties, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993

                  If to Kansas City Seller:

                  730 Mo Hotel Properties I, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993

                  If to LAX Seller:

                  730 Cal Hotel Properties II, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993






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
                  If to Philadelphia Seller

                  730 Penn. Hotel Properties I, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993

                  If to San Diego Seller:

                  Cal Hotel Properties I Associates
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993

                  If to Waltham Seller:

                  730 Mass Hotel Properties I, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Joseph W. Luik, Executive Vice President
                  Fax No.: (212) 916-5993

                  In the case of all Sellers, with a copy to:

                  730 Properties, Inc.
                  730 Third Avenue
                  New York, New York 10017
                  Attention:        Anthony Grimaldi, Vice President
                  Fax No.: (212) 953-9879

                  and a further copy to:

                  Sutherland, Asbill & Brennan
                  999 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3996
                  Attn:    H. Edward Hales, Jr.
                  Fax No.: (404) 853-8806

The addresses and facsimile numbers for the purpose of this Section may be changed by either party by giving written notice of such change to the other party in the manner provided herein.



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
         13.2 Attorneys' Fees. In the event it becomes necessary for either Buyer or Sellers to file a suit to enforce this Agreement or any provisions contained herein, the prevailing party in such suit will be entitled to recover, in addition to all other remedies or damages, reasonable attorneys fees and costs of court incurred in connection with such suit.

         13.3 Entire Agreement and Modification. This Agreement constitutes the entire agreement between Buyer and Sellers and supersedes all prior agreements and understandings (if any) relating to the subject matter hereof This Agreement cannot be amended, modified or altered except by an agreement in writing executed by both Buyer and Sellers.

         13.4 Binding Effect. This Agreement will be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, permitted assigns and legal representatives.

         13.5 Effective Date. This Agreement has been executed by the parties on the dates set forth below their respective signatures and will be effective as of the later of such dates.

         13.6 Assignment. Except as provided in Section 2.10, this Agreement cannot be assigned by Buyer in whole or in part without the prior written consent of Sellers, which consent may be withheld by Sellers for any reason whatsoever.

         13.7 Incorporation of Exhibits and Schedules. All exhibits and schedules referred to in this Agreement and attached hereto are hereby made a part of this Agreement by this reference.

         13.8 Governing Law. The substantive laws of the states in which each of the Hotels is located and the applicable federal laws of the United States of America will govern the validity, construction, enforcement and interpretation of this Agreement.

         13.9 Confidentiality. The parties hereto agree not to disclose any of the material terms of this Agreement (except to the extent as may be required by law or as required by the Title Company or to the advisors, agents, officers, directors, partners and employees of the parties hereto in the ordinary course of business) without the prior written consent of the other party.

         13.10 Full Execution. This Agreement will be deemed fully executed and binding upon Buyer and Sellers on the Effective Date.

         13.11 ERISA Compliance. Buyer has informed Sellers and Buyer hereby represents and warrants to Sellers that Buyer is not a "plan" nor a plan "fiduciary" (as those terms are defined under ERISA) and is acquiring the Hotels for Buyer's own personal account and not as part of any investment for any plan or plan assets subject to ERISA and the Hotels shall not constitute plan assets subject to ERISA upon conveyance of the Hotels by Sellers and the closing of this Agreement between Buyer and Sellers. Sellers shall not have any obligation to close the



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Transaction if the Transaction for any reason constitutes a prohibited transaction under ERISA or if Buyer's representation is found to be false or misleading in any respect.

         13.12 Work Product. In the event this Agreement is terminated for any reason whatsoever, Buyer will promptly thereafter return to Sellers all Information Documents and other materials provided to Buyer by Sellers.

         13.13 No Joint and Several Liability. The obligations and liabilities of Sellers hereunder are several and independent, not joint. Without limitation of the foregoing and notwithstanding any other provision contained in this Agreement to the contrary, (i) all representations, warranties, covenants, agreements and obligations contained herein which relate to the Atlanta Hotel are made, and shall be performed, as the case may be, solely by the Atlanta Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto; (ii) all representations, warranties, covenants, agreements and obligations contained herein which relate to the Fort Lauderdale Hotel are made, and shall be performed, as the case may be, solely by the Fort Lauderdale Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto; (iii) all representations, warranties, covenants, agreements and obligations contained herein which relate to the Bloomington Hotel are made, and shall be performed, as the case may be, solely by the Bloomington Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto;
(iv) all representations, warranties, covenants, agreements and obligations contained herein which relate to the San Diego Hotel are made, and shall be performed, as the case may be, solely by the San Diego Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto; (v) all representations, warranties, covenants, agreements and obligations contained herein which relate to the Kansas City Hotel are made, and shall be performed, as the case may be, solely by the Kansas City Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto; (vi) all representations, warranties, covenants, agreements and obligations contained herein which relate to the LAX Hotel are made, and shall be performed, as the case may be, solely by the LAX Hotel Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto; (vii) all representations, warranties, covenants, agreements and obligations contained herein which relate to the Philadelphia Hotel are made, and shall be performed, as the case may be, solely by the Philadelphia Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto; and (viii) all representations, warranties, covenants, agreements and obligations contained herein which relate to the Waltham Hotel are made, and shall be performed, as the case may be, solely by the Waltham Seller, and none of the other Sellers shall have any liability or obligations whatsoever with respect thereto.

         13.14 Publicity. Subject to the provisions of Section 13.9 hereof, either party may disclose this Agreement or the Transaction only with the prior consent of the other, and Buyer and Sellers agree to act cooperatively regarding any press release concerning this Agreement or the Transaction. In releasing any information regarding this Agreement or the Transaction, neither party will violate the Confidentiality Agreement.


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         13.15 Limitation of Liability. No advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent or in either Buyer or Sellers shall have any personal liability, directly or indirectly, under or in connection with this Agreement, including but not limited to any representation, warranty or indemnity contained herein or) except as may be expressly provided therein to the contrary, under or in connection with any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, and each party and their respective successors and assigns, and without limitation, all other persons and entities, shall look solely to the assets of the subject party for the payment of any claim or for any performance, and both Buyer and Sellers hereby waive any and all such personal liability. The limitations of liability provided in this Section 11.17 are in addition to, and not in limitation of any limitation on liability applicable to either Sellers or Buyer provided by law or by any other contract, agreement or instrument.

         13.16 Radon Gas Statement. The Florida Seller hereby makes the following statement pursuant to Florida Statutes Section 404.056(6):

"RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         13.17 Sellers' Knowledge. All references in this Agreement to the "actual knowledge" or "knowledge" of Sellers or similar references will refer only to the current (i.e. upon execution of this Agreement and at Closing) actual knowledge of the Designated Personnel (as hereinafter defined) of Sellers and will not be construed to refer to the knowledge of any other office, officer, agent or employee of Sellers or any affiliate thereof but will not include any implied or constructive knowledge. For purposes of this Agreement, the term "Designated Employees" will refer to Joseph W. Luik, Rick Rogovin, Jonathan Kurnit, Joseph Romano, and Mary Jo Dimino.

         13.18 Trustees' Exculpation. Each of the parties hereto acknowledge and agree that the name "Starwood Lodging Trust" is a designation of such Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing with such Trust shall look solely to such Trust's assets for the enforcement of any claims against such Trust and the Trustees, officers, agents and security holders of such Trust assume no personal liability for obligations entered into on behalf of such Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.





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        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto in multiple counterparts and is effective as of the date of Sellers' execution hereof as set forth below.


                                        SELLERS:
Date of Execution by                    MRC PROPERTIES, INC.
all Sellers:
                                        By: /s/ Jonathan D. Kurnit
May 3, 1996                                _______________________
                                                Jonathan D. Kurnit
                                        Title: Vice President



                                        730 CAL HOTEL PROPERTIES II, INC.

                                        By: /s/ Jonathan D. Kurnit
                                           _______________________
                                                Jonathan D. Kurnit
                                        Title: Vice President



                                        730 GEORGIA HOTEL PROPERTIES I, INC.

                                        By: /s/ Jonathan D. Kurnit
                                           _______________________
                                                Jonathan D. Kurnit
                                        Title: Vice President



                                        730 MASS HOTEL PROPERTIES I, INC.

                                        By: /s/ Jonathan D. Kurnit
                                           _______________________
                                                Jonathan D. Kurnit
                                        Title: Vice President



                                        730 MO HOTEL PROPERTIES I, INC.

                                        By: /s/ Jonathan D. Kurnit
                                           _______________________
                                                Jonathan D. Kurnit
                                        Title: Vice President


                      [Signatures Continued on Next Page]



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                   [Signatures Continued from Previous Page]


                                        730 MINN HOTEL PROPERTIES I, INC.

                                        By: /s/ Jonathan D. Kurnit
                                           _______________________
                                                Jonathan D. Kurnit
                                        Title: Vice President


                                        730 PENN. HOTEL PROPERTIES I, INC.


                                        By: /s/ Jonathan D. Kurnit
                                           _______________________
                                                Jonathan D. Kurnit
                                        Title: Vice President


                                        CAL HOTEL PROPERTIES I ASSOCIATES
                                        By: 730 CAL. HOTEL PROPERTIES I, INC.
                                        Its: General Partner

                                                By: /s/ Jonathan D. Kurnit
                                                __________________________
                                                        Jonathan D. Kurnit
                                                Title: Vice President



                      [Signatures Continued on Next Page]



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                   [Signatures Continued From Previous Page]


                                BUYER:

Date of Execution               SLT REALTY LIMITED PARTNERSHIP,
by Buyer:                       a Delaware Limited Partnership

May 3, 1996                     By:  STARWOOD LODGING TRUST, a Maryland
                                     real estate investment trust, General
                                     Partner

                                     By: /s/ Ronald C. Brown
                                        --------------------------------
                                     Title:  VP & CFO
                                           -----------------------------


                                SLC OPERATING LIMITED PARTNERSHIP, a
                                Delaware Limited Partnership


                                By: STARWOOD LODGING CORPORATION, a Maryland corporation

                                     By: /s/ Steven R. Goldman
                                        --------------------------------
                                     Title:  Senior Vice President
                                           -----------------------------


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